EXHIBIT 2.1

SHARE PURCHASE AGREEMENT

Dated as of October 20, 2014

Among

E–WORLD USA HOLDING, INC.

– and –

E–WORLD CANADA HOLDING, INC.

– and –

GUO YIN (WYNN) XIE

– and –

JIAN LONG

– and –

HONG SHU ZHU

– and –

2434689 ONTARIO INC.

– and–

2434691 ONTARIO INC.

– and –

2434694 ONTARIO INC.

– and –

PRIME NUTRISOURCE INC.

– and –

NUGALE PHARMACEUTICAL INC.

– and –

PRIME NUTRISOURCE INC. (NEW JERSEY)

SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 20th day of October, 2014.

BY AND AMONG:

E-WORLD USA HOLDING, INC. a corporation existing under the laws of the State of Nevada (the “Parent”),

– and –

E-WORLD CANADA HOLDING, INC., a corporation existing under the laws of the Province of Ontario (the “Purchaser”),

– and –

GUO YIN (WYNN) XIE, an individual resident in the Province of Ontario (“Xie”),

– and –

JIAN LONG, an individual resident in the Province of Ontario (“Long”),

– and –

HONG SHU ZHU, an individual resident in the Province of Ontario (“Zhu”),

– and –

2434689 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“XieCo”),

– and –

2434691 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“LongCo”),

– and –

2434694 ONTARIO INC., a corporation existing under the laws of the Prov ince of Ontario (“ZhuCo” and, together with Xie, Long, Zhu, XieCo and LongCo, the “Vendors”),

– and –

PRIME NUTRISOURCE INC., a corporation existing under the laws of the Province of Ontario (“Prime”),

– and –

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NUGALE PHARMACEUTICAL INC., a corporation existing under the laws of the Province of Ontario (“Nugale”),

– and –

PRIME NUTRISOURCE INC., a corporation existing under the laws of the State of New Jersey (“Prime New Jersey” and, collectively with Prime and Nugale, the “Corporations”),

RECITALS:

A.	Xie is the registered and beneficial owner of 2,570 Class A preferred shares in the capital of Prime.

B.	XieCo is the registered and beneficial owner of 97.43 common shares in the capital of Prime and 2,913 Class A preferred shares in the capital of Prime.

C.	The Class A preferred shares of Prime owned by Xie and XieCo and the common shares of Prime owned by XieCo constitute all of the issued and outstanding securities of Prime.

D.

Long is the registered and beneficial owner of 22,860 Class A preferred shares in the capital of Nugale and Zhu is the registered and beneficial owner of 22,860 Class A preferred shares in the capital of Nugale.

E.	LongCo is the registered and beneficial owner of 42.14 common shares in the capital of Nugale and ZhuCo is the registered and beneficial owner of 12.14 common shares in the capital of Nugale.

F.	The Class A preferred shares of Nugale owned by Long and Zhu and the common shares of Nugale owned by Long and Zhu constitute all of the issued and outstanding securities of Nugale.

G.	Xie is the registered and beneficial owner of 100,000 shares of common stock of Prime New Jersey.

H.	The common shares of Prime New Jersey owned by Xie constitute all of the issued and outstanding securities of Prime New Jersey.

I.

The Vendors wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Vendors, the Purchased Shares (as defined herein) subject to and in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, releases and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties (as defined below) hereby agree as follows:

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SECTION 1

INTERPRETATION

1.1  Definitions.

In this Agreement and in the Exhibits and Disclosure Schedules hereto, unless there is something in the subject-matter or context inconsistent therewith, the following terms and expressions will have the following meanings:

(1)	“Accounts Payable” means all current trade and other accounts payable of a Person.

(2)

“Accounts Receivable” means all accounts receivable, book debts, debts, accounts, notes, contract rights, drafts and other forms of claims, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by a Person or in which a Person has any interest, together with all guarantees, security agreements and rights and interests securing the same.

(3)	“Act” means the Business Corporations Act (Ontario) and the regulations promulgated thereunder, as amended from time to time.

(4)	“Affiliate” means, as to any Person, any other Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with, such Person.

(5)	“Agreement” means this agreement including any recitals, exhibits and schedules hereto, as amended, supplemented or restated from time to time.

(6)

“Applicable Law”, in respect of any Person, property, transaction or event, means all statutes, regulations, directives, treaties, judgments and decrees and other obligations having the force of law, whether under common law or otherwise, domestic or foreign, applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable requirements, requests, official directives, rules, consents, approvals, authorizations, guidelines, orders, administrative interpretations, writs, ordinances and policies of any Governmental Authority having or purporting to have authority over that Person, property, transaction or event.

(7)	“Associate” have the meanings ascribed thereto by the Act.

(8)

“Authorization” means, with respect to any Person, an order, permit, franchise, approval, consent, waiver, license, or similar authorization of any Governmental Authority having jurisdiction over the Person.

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(9)

“Benefit Plans” means all plans, arrangements, agreements, programs, policies or practices (whether written or oral, formal or informal, funded or unfunded, insured or self-insured, registered or unregistered) to which either of the Corporations is a party or by which they are bound or under which they have any liability or which has any application to any of the Corporations’ Employees or their dependents or beneficiaries or any former employee or independent contractor and consisting of or relating to, as the case may be, any one or more of the following:

(a)	retirement savings or pensions, including any defined benefit pension plan, defined contribution pension plan, group registered retirement savings plan, or supplemental pension or retirement plan;

(b)

any bonus, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, stock option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or other type of plan or arrangement providing for compensation or benefits additional to base pay or salary; and

(c)

disability or wage continuation benefits during periods of absence from work (including short-term disability, long-term disability and worker’s compensation benefits) or any other benefit, including without limitation supplemental unemployment, hospitalization, health, medical/dental, disability, life insurance, death or survivor benefits, employment insurance, vacation pay, severance or termination pay, and excludes all statutory plans with which either of the Corporations are required to comply (including, without limitation, the Canada Pension Plan or Québec Pension Plan and plans administered pursuant to applicable provincial health tax, workers compensation and unemployment insurance legislation).

(10)

“Business” means the business of nutritional supplement manufacturing in Canada and the United States and related activities, including, without limitation, the business currently carried on by the Corporations.

(11)

“Business Day” means a day on which commercial banks are open for business in the City of Los Angeles, California and Toronto, Ontario but does not include a Saturday, Sunday and any other day which is a legal holiday in such cities.

(12)	“CIBC” has the meaning given to it in Section 2.2(2).

(13)	“Claim” means any claim of any nature whatsoever, including any demand, liability, obligation, debt, cause of action, suit, proceeding, investigation, judgment, award, assessment, and reassessment.

(14)	“Closing” means the closing of the Purchase.

(15)	“Closing Date” means October 20, 2014 or such other date as agreed between the Purchaser and the Vendors.

(16)	“Closing Date Payment” has the meaning given to it in Section 2.2(1)(a).

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(17)

“Competitor” means any Person, company, firm, organization or other entity, whether organized for profit or non-profit, which engages in, or proposes to engage in, the businesses of the Corporations, the Parent, the Purchaser or their respective Affiliates or Subsidiaries, including without limitation, the marketing, sale, manufacturing and/or distribution of nutritional supplements, vitamin supplements and/or pharmaceuticals (including prescription and over-the-counter) and related activities.

(18)

“Computer Software” means all right, title and interest in and to computer software, and documentation therefore including all right, title and interest in and to electronic data processing systems, program specifications, source codes, object codes, input data, report layouts, formats, algorithms, record file layouts, diagrams, functional specifications, narrative descriptions, flow charts, operating manuals, training manuals and other related material.

(19)

“Confidential Information” means any and all documents, information or other data (whether recorded or otherwise), other than Trade Secrets, not publicly available concerning the Corporations, the Parent, the Purchaser or any of their respective Affiliates or Subsidiaries, their businesses, customers, potential customers, suppliers, partners, service providers, brokers, marketing plans, advertising, contracts, potential contracts, strategies, forecasts, pricing, methods, practices, techniques, business plans, formulae, financial plans, research, development, manufacturing, purchasing, accounting, engineering, know-how, technical data, processes and product development. The foregoing includes but is not limited to information relating to the products, customers, suppliers, sales, pricing or business affairs of such parties as well as information regarding the names, buying habits or practices of any of such parties’ customers. Confidential information does not include information: (a) obtained from persons other than the Corporations, the Parent, the Purchaser and their respective Affiliates or Subsidiaries, their employers, agents or affiliates which a Vendor can establish was in such Vendor’s possession prior to the date of this Agreement which was not acquired by the Corporations, the Parent or their respective Affiliates or Subsidiaries from such Vendor; (b) which is now, or subsequently becomes, a part of the public domain, other than through any violation by a Vendor of Section 5.11 of this Agreement; or (c) which a Vendor can establish was independently developed by such Vendor without use of, or reference to, any of the Confidential Information.

(20)	“Consideration Stock” means the 25,000,000 exchangeable shares of the Purchaser, which are exchangeable into the Parent Consideration Stock.

(21)

“Contracts” means all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which a Person is a party or by which any of its assets are bound.

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(22)

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. Without limiting the generality of the foregoing, Control shall mean (a) with respect to any corporation, the ownership, beneficially and legally, of voting securities in the capital of such corporation, to which are attached more than 20% of the votes that may be cast to elect the directors of such corporation and such votes are sufficient (if exercised) to elect a majority of the directors; and (b) with respect to a partnership, trust, syndicate or other entity, actual power or authority to manage and direct the affairs of, or ownership of more than 20% of the beneficial interest in such entity, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings.

(23)	“Corporations” has the meaning given to it in the Preamble.

(24)	“Corporations GSAs” has the meaning given to it in Section 2.2(2)(c).

(25)	“Corporation Intellectual Property” has the meaning given to it in Section 3.9(6)(a).

(26)	“Corporation Product” has the meaning given to it in Section 3.12(2)(b).

(27)	“CRA” means the Canada Revenue Agency.

(28)

“Current Liabilities” means all Accounts Payable and other liabilities of the Corporations which are due within one (1) year and would be classified as current on its balance sheet in accordance with GAAP, including, for greater certainty, the liability for any Taxes payable by either of the Corporations as of the Closing Date including any Related Party Amount.

(29)	“Deposit” has the meaning given to it in Section 2.2(1)(b).

(30)

“Disclosure Schedules” means the disclosure schedules delivered by the Vendors and the Corporations to the Purchaser dated the date hereof forming part of and incorporated into this Agreement by reference.

(31)	“Disputed Matter” has the meaning given to it in Section 10.12.

(32)	“Employees” means all individuals who are employed by the Corporations, whether on a full-time or part-time basis, as of the Closing Date.

(33)

“Encumbrances” means any charge, mortgage, hypothecation, deed of trust, option, covenant, license, easement, right-of-way, title defect, lien, deemed or statutory trust, pledge, Claim, restriction, security interest, right of first refusal or first offer, proxy, voting trust or agreement, rights of others or other encumbrance, whether created or arising by agreement, statute or otherwise at law, attaching to property, interests or rights and whether or not they constitute specific or floating charges as those terms are understood under Applicable Law.

(34)	“Environmental Laws” has the meaning given to it in Section 3.12(2)(d).

(35)	“GAAP” means generally accepted accounting principles in Canada in effect at the relevant time, including the accounting recommendations published by the Canadian Institute of Chartered Accountants.

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(36)

“Good Standing”, when used in reference to a Corporation, denotes that such corporation has not been liquidated, wound-up, discontinued or dissolved under the laws of its incorporating jurisdiction, that no steps or proceedings have been taken to authorize or require such liquidation, winding up, discontinuance or dissolution, that such Corporation has submitted to the relevant authority all notices or returns of corporate information and all other filings required by Applicable Law to be submitted to such authority.

(37)

“Governmental Authority” means any domestic or foreign governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization, including any federal, provincial, state, territorial, municipal or local body, and any agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

(38)	“GSAs” has the meaning given to it in Section 2.2(2)(c).

(39)

“Guarantee” of a Person means any absolute or contingent liability of that Person under any guarantee, agreement, endorsement (other than for collection or deposit in the ordinary course of business of that Person), discount with recourse or other obligation to pay, purchase, repurchase or otherwise be or become liable or obligated upon or in respect of any Indebtedness of any other Person and including any absolute or contingent obligation to:

(a)	advance or supply funds for the payment or purchase of any Indebtedness of any other Person;

(b)

purchase, sell or lease (as lessee or lessor) any property, assets, goods, services, materials or supplies primarily for the purpose of enabling any Person to make payment of Indebtedness or to assure the holder of the Indebtedness against loss; or

(c)

indemnify or hold harmless any Person from or against any losses, liabilities or damages, in circumstances intended to enable the Person to incur or pay any Indebtedness or to comply with any agreement relating thereto or otherwise to assure or protect creditors against loss in respect of the Indebtedness.

(40)	“Indebtedness” of a Person means, without duplication:

(a)	all debts, obligations and liabilities of that Person for borrowed money or with respect to deposits or advances of any kind (including revolving bank debt and all issued and outstanding checks),

(b)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c)	all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,

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(d)

all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade obligations of that Person incurred and payable in the ordinary course of business of that Person),

(e)	all obligations of such Person under leases required to be accounted for as capital leases under GAAP or US GAAP,

(f)	all Guarantees given by that Person, and

(g)	any agreement to incur any of the same.

The foregoing includes, for greater certainty, all interest and penalties relating thereto.

(41)	“Indemnified Party” has the meaning given to it in Section 7.4(1).

(42)	“Indemnifying Party” has the meaning given to it in Section 7.4(1).

(43)	“Intellectual Property” means all right, title and interest in and to the following:

(a)

all patents, patent applications, reissues, divisions, continuations, renewals, extensions, continuations-in-part and registrations, inventions (whether or not patentable), trademarks, trade names, u.r.l.s., corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade dress and logos, trademark applications and registrations, trade name registrations, service marks, service mark applications and registrations, designs, copyrights, copyrightable materials, copyright applications and registrations, mask works, mask work registrations and applications and industrial designs, domestic or foreign;

(b)

all proprietary and non-public business information, including trade secrets, trade dress, data bases, know-how, inventions, invention disclosures, improvements, discoveries, confidential information, methods, processes, technology, technical data, schematics, formulae, customer lists and documentation relating to any of the foregoing, and other intellectual property;

(c)	the “Prime Nutrisource” and “Nugale Pharmaceutical” names and all abbreviations and derivations thereof;

(d)	Computer Software;

(e)	all licenses with respect to the foregoing; and

(f)

any other proprietary and intellectual property, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto.

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(44)

“Inventories” of a Person shall mean all inventories, including, without limitation, inventories of raw materials, work-in-progress, storehouse stocks, materials, supplies, finished goods and consigned goods, owned by that Person or in which that Person has any interest (including the right to use), whether located on the premises of that Person, in transit to or from such premises, in storage facilities or otherwise.

(45)	“Leased Premises” has the meaning given to it in Section 3.9(3)(b).

(46)	“Leases” has the meaning given to it in Section 3.9(3)(a).

(47)

“Liability” means any and all Indebtedness, debt, loss, damage, fine, penalty, liability or obligation of any kind or nature (whether absolute or contingent, accrued or unaccrued, liquidated or unliquidated, direct or indirect, known or unknown, asserted or unasserted, matured or unmatured, determined or determinable, disputed or undisputed or due or to become due, and whether in contract, tort, strict liability or otherwise and regardless of whether it is required to be accrued or disclosed pursuant to GAAP or U.S. GAAP).

(48)	“Licensed Software” has the meaning given to it in Section 3.9(5)(c).

(49)	“Listing” means the completion by the Parent of the listing of its common stock on a national securities exchange (including, without limitation, The NASDAQ Stock Market) in the United States.

(50)	“Loan Agreement” has the meaning given to it in Section 2.2(2).

(51)	“Long” has the meaning given to it in the Preamble.

(52)	“LongCo” has the meaning given to it in the Preamble.

(53)

“Loss” means any loss whatsoever, including expenses, costs, payments, forfeitures, judgments, deficiencies, damages, diminutions in value, damages, penalties, fines, charges, Claims, demands, liabilities, interest and any and all legal fees and disbursements.

(54)

“Material Adverse Change” means a material adverse change in the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the Business individually or as a whole; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Change, any matter involving a loss or payment in excess of $50,000 shall constitute a Material Adverse Change, per se.

(55)

“Material Adverse Effect” with respect to a Person, means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of the business, individually or as a whole, of such Person; provided, however, without prejudicing whether any other matter qualifies as a Material Adverse Effect, any matter involving a loss or payment in excess of $50,000 shall constitute a Material Adverse Effect, per se.

(56)

“Maturity Date” means the earlier of (a) the effective date of the registration statement filed with the United States Securities and Exchange Commission in connection the Offering, or (b) March 31, 2015.

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(57)	“Non-compete Period” means a period of five (5) years from the date of this Agreement.

(58)	“Non-solicitation Period” means a period of five (5) years from the date of this Agreement.

(59)	“Normal Reassessment Period” has the meaning given to it in the Tax Act.

(60)	“Notice” means any notice, approval, demand, direction, consent, designation, request, document, instrument, certificate or other communication required or permitted to be given under this Agreement.

(61)	“Nugale” has the meaning given to it in the Preamble.

(62)

“Nugale Financial Statements” means the unaudited annual financial statements of Nugale as at and for the periods ended December 31, 2013 and December 31, 2012, and the unaudited financial statements of Nugale for the twelve (12) month period ended July 31, 2014, consisting of the balance sheets and statements of income and retained earnings and cash flows.

(63)	“Nugale Shares” has the meaning given to it in Section 3.1(2).

(64)

“Offering” means the completion by the Parent of a debt offering (public or private) and/or public offering of its common stock pursuant to a registration statement filed with the United States Securities and Exchange Commission under the U.S. Securities Act for minimum gross proceeds of approximately US$30,000,000.

(65)

“Ordinary Course of Business” means activities of the Corporations that are routine or that occur with regularity in the ordinary course of the Business and in a manner consistent with their usual custom and past practice, including with respect to the quantity, value, quality and frequency of such activities, as applicable, and which do not or will not expose either of the Corporations to a business risk that is different from other similar actions that have previously been undertaken by the Corporations or which result in a Material Adverse Effect.

(66)

“Owned Real Property” means, collectively, all real properties and interests therein (including the right to use) owned by any of the Corporations, together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof; and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

(67)	“Parent” has the meaning given to it in the Preamble.

(68)

“Parent Consideration Stock” means the 25,000,000 shares of common stock of the Parent which are issuable upon the conversion of the Consideration Stock, which number of shares shall be subject to adjustment pursuant to the terms of this Agreement.

(69)	“Parties” means the Parent, the Purchaser, the Vendors and the Corporations, and “Party” means any one of them.

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(70)

“Permitted Encumbrances” means (a) all defects, exceptions, restrictions, easements, rights of way and Encumbrances disclosed in policies of title insurance in effect; (b) mechanics’, carriers’, workers’, repairers’ and similar Encumbrances arising or incurred in the Ordinary Course of Business that are not material to the Business, operations and financial condition of the Corporations so encumbered and that are not resulting from a breach, default or violation by the Corporations of any agreement or Applicable Law; and (c) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, provided that such regulations have not been violated.

(71)

“Person” means any natural person, sole proprietorship, partnership (including a general partnership, limited partnership or limited liability partnership), corporation, limited liability company, association, trust, joint venture or other entity or organization, including any Governmental Authority or political subdivision thereof, or an agency or instrumentality thereof.

(72)	“Prime” has the meaning given to it in the Preamble.

(73)

“Prime Financial Statements” means the unaudited annual financial statements of Prime as at and for the periods ended January 31, 2014 and January 31, 2013, and the unaudited financial statements of Prime for the twelve (12) month period ended July 31, 2014, consisting of the balance sheets and statements of income and retained earnings and cash flows.

(74)	“Prime New Jersey” has the meaning given to it in the Preamble.

(75)	“Prime New Jersey Shares” has the meaning given to it in Section 3.1(3).

(76)	“Prime Shares” has the meaning given to it in Section 3.1(1).

(77)	“Product Regulations” has the meaning given to it in Section 3.12(2)(b).

(78)	“Product Regulator” has the meaning given to it in Section 3.12(2)(b).

(79)	“Promissory Note” has the meaning given to it in Section 2.2(1)(c).

(80)	“Promissory Note Default” has the meaning given to it in Section 2.2(3)(b).

(81)	“Promissory Note Obligations” has the meaning given to it in Section 2.2(2).

(82)	“Promissory Note Obligations Guarantee” has the meaning given to it in Section 2.2(2)(b).

(83)	“Pullman Court Premises” has the meaning given to it in Section 5.13(1).

(84)	“Pullman Court Lease” has the meaning given to it in Section 5.13(1).

(85)	“Purchase” means the transaction of purchase and sale of the Purchased Shares contemplated by this Agreement.

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(86)	“Purchase Price” has the meaning given to it in Section 2.1.

(87)

“Purchased Shares” means, collectively, the Prime Shares, the Nugale Shares and the Prime New Jersey Shares, which constitute all of the issued and outstanding shares of the capital stock of the Corporations.

(88)	“Purchaser” has the meaning given to it in the Preamble.

(89)	“Purchaser GSA” has the meaning given to it in Section 2.2(2)(a).

(90)	“Purchaser’s Counsel” means Loeb & Loeb LLP.

(91)	“Reg. D” has the meaning given to it in Section 3.14(1).

(92)

“Related Party Amounts” means the net amounts owed to or by either of the Corporations by or to the Vendors or any Affiliate or Associate thereof, including amounts for commissions payable, shareholder loans, vacation entitlements, severance payments, severance entitlements upon termination or similar obligations.

(93)	“Restricted Area” shall be the United States of America and Canada.

(94)	“SEC Documents” has the meaning given to it in Section 4.4(4).

(95)

“Share Pledge” means the pledge of the Purchased Shares granted by the Purchaser in favor of the Vendors as collateral security for the Purchaser’s obligations under this Agreement, in the form attached hereto as Exhibit 2.2(2)(a).

(96)

“Subsidiary” of a Person means (a) a “subsidiary” of that Person within the meaning of the Act, and (b) a Person of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the first-mentioned Person.

(97)	“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time.

(98)	“Tax Preparer” has the meaning given to it in Section 5.5(4).

(99)

“Tax Returns” means any return (including an information return), declaration, report, statement, claim for a refund, rebate or credit, amended return, declaration of estimated Taxes or other document (including any attached schedule and any attached related or supporting information) relating to Taxes required to be filed under any applicable Tax legislation or in fact filed with any Taxing Authority.

(100)	“Tax Reviewer” has the meaning given to it in Section 5.5(4).

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(101)

“Taxes” includes all present and future federal, state, provincial, local or foreign taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority, including income, corporation capital (including large corporations), withholding, workers compensation, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, national insurance contributions, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings including on behalf of employee tax liabilities, dues and charges, together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

(102)

“Taxing Authority” means the Internal Revenue Service, the Canada Revenue Agency and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Applicable Law relating to any Tax.

(103)	“Trade Secrets” means the “trade secrets” of the Corporations, the Parent, the Purchaser or their respective Affiliates or Subsidiaries as defined under Applicable Law.

(104)	“U.S. GAAP” means accounting principles generally accepted in the United States applied on a consistent basis.

(105)	“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended.

(106)	“U.S. Securities Act” means the Securities Act of 1933, as amended.

(107)	“Vendors” has the meaning given to it in the Preamble.

(108)	“Vendors’ Counsel” means Wildeboer Dellelce LLP.

(109)	“Warranty Claims” has the meaning given to it in Section 3.10(7).

(110)	“Xie” has the meaning given to it in the Preamble.

(111)	“XieCo” has the meaning given to it in the Preamble.

(112)	“Zhu” has the meaning given to it in the Preamble.

(113)	“ZhuCo” has the meaning given to it in the Preamble.

1.2  Headings and References; Drafting Parties.

The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section, subsection or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to “Sections” are to sections, subsections and further subdivisions of sections of this Agreement. Each Party further acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the Parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

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1.3  Extended Meanings.

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders. The term “including” means “including without limitation”.

1.4  Currency.

Unless otherwise specified, all references to currency or dollar amounts in this Agreement are to the lawful currency of Canada.

1.5  Accounting Terms.

All accounting terms not specifically defined in this Agreement are to be interpreted in accordance with U.S. GAAP.

1.6  Statutory References.

Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as they may have been or may from time to time be amended, re-enacted or superseded.

1.7  Best of Knowledge.

Any statement in this Agreement expressed to be made to “the best knowledge of a Party” and any other references to the knowledge of a Party shall be understood to be made on the basis of such Party’s knowledge (or in the case of a corporation, such corporation’s directors, executive officers and key employees), after reasonable inquiry of such Persons, of the relevant subject matter or on the basis of such knowledge of the relevant subject matter as such Person would have had if such Person had conducted such reasonable inquiry.

1.8  Delivery.

The requirement that any item or document be delivered to the Purchaser shall be considered delivered by a Party if it is or has been delivered to the recipient Party at the address for Notice as set out in Section 10.5 in accordance therewith.

1.9  Joint and Several Obligations.

The obligations of the Vendors and the Corporations hereunder are joint and several.

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1.10  Recitals, Exhibits and Disclosure Schedules.

The Exhibits and Disclosure Schedules listed below shall be attached to this Agreement and are incorporated into this Agreement by reference and are deemed to be part hereof to the same extent as if the same had been set forth herein verbatim. Further, the Recitals are incorporated into this Agreement by reference and are deemed to be part hereof. Any capitalized terms used in any Exhibits and Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement. Any representation or warranty of the Vendors and/or the Corporations set forth in this Agreement which expressly refers to a Disclosure Schedule is made and given subject to the disclosures contained in such Disclosure Schedules, it being understood and agreed that each such disclosure will be deemed to be disclosed both with respect to such representation or warranty and any representation or warranty to which it is readily apparent such disclosure pertains. The Disclosure Schedules have been arranged for purposes of convenience in separately titled sections corresponding to the sections of this Agreement.

Exhibits
Exhibit 2.2(1)(c)	Form of Promissory Note
Exhibit 2.2(2)(a)	Form of Share Pledge
Exhibit 2.2(2)(c)	Form of GSA
Exhibit 6.1(6)	Form of Employment Agreement for Xie

Disclosure Schedules
Schedule 3.6(6)	Operations and Assets of the Corporations
Schedule 3.7(5)	Contractual and Regulatory Approvals
Schedule 3.8(2)	Financial Statements
Schedule 3.8(3)	Debt Obligations
Schedule 3.8(5)	Accounts Receivable
Schedule 3.8(6)	Accounts Payable
Schedule 3.8(7)	Absence of Certain Changes or Events
Schedule 3.8(9)	Bank Accounts and Authorizations
Schedule 3.8(10)	Insurance
Schedule 3.8(11)	Non-Arm’s Length Matters
Schedule 3.9(1)	Title to Assets
Schedule 3.9(2)	Real Properties
Schedule 3.9(3)	Leases and Leased Premises
Schedule 3.9(6)	Intellectual Property
Schedule 3.9(7)	Licenses, Agency and Distribution Agreements
Schedule 3.9(8)	Inventories
Schedule 3.10(3)	Suppliers
Schedule 3.10(4)	Customers
Schedule 3.10(5)	Necessary Assets
Schedule 3.10(8)	Contracts
Schedule 3.11(1)	Employees
Schedule 3.11(5)	Employee Benefit Plans
Schedule 3.12(3)	Litigation
Schedule 3.12(4)	Broker’s or Finder’s Fees

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SECTION 2

PURCHASE AND SALE

2.1  Purchase and Sale.

With effect as of the Closing Date, the Vendors shall sell and the Purchaser shall purchase the Purchased Shares, free and clear of all Encumbrances, for an aggregate purchase price equal to $24,780,000 plus the Consideration Stock, as adjusted (the “Purchase Price”). As of the Closing Date, the Purchaser shall purchase (i) 2,570 Class A preferred shares in the capital of Prime from Xie in consideration of a payment of $801,840; (ii) 97.43 common shares in the capital of Prime from XieCo in consideration of a payment of $20,288,460 and the issuance of 22,195,000 shares of the Consideration Stock; (iii) 2,913 Class A preferred shares in the capital of Prime from XieCo in consideration of a payment of $909,600; (iv) 22,860 Class A preferred shares in the capital of Nugale from Long in consideration of a payment of $800,100; (v) 22,860 Class A preferred shares in the capital of Nugale from Zhu in consideration of a payment of $800,100; (vi) 42.14 common shares in the capital of Nugale from LongCo in consideration of a payment of $1,006,900 and the issuance of 1,823,250 shares of the Consideration Stock; (vii) 12.14 common shares in the capital of Nugale from ZhuCo in consideration of the payment of $172,900 and the issuance of 981,750 shares of the Consideration Stock; and (viii) 100,000 shares of common stock of Prime New Jersey from Xie in consideration of a payment of $100. The Parties agree that the Purchase Price shall be adjusted in connection with the issuance of additional shares of Parent Consideration Stock pursuant to the terms of the Consideration Stock and this Agreement.

2.2  Payment.

(1)	Purchase Price. The Purchase Price shall be paid and satisfied by the Purchaser, as follows:

(a)

by delivery to the Vendo4rs (or as they may otherwise direct) by the Purchaser on the Closing Date of one certified check, bank draft or wire transfer to an account designated by the Vendors in the amount of $1,000,000 (the “Closing Date Payment”), representing:

(i)	$801,840 in respect of the 2,570 Class A preferred shares in the capital of Prime set out above in Section 2.1(i);

(ii)	$85,960 in respect of the 2,913 Class A preferred shares in the capital of Prime set out above in Section 2.1(iii);

(iii)	$72,930 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(iv); and

(iv)	$39,270 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(v).

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(b)

by delivery to the Vendors (or as they may otherwise direct) by the Purchaser on the date that is sixty (60) days following the Closing Date of one certified check, bank draft or wire transfer to an account designated by the Vendors in the amount of $1,000,000 (collectively with the Closing Date Payment, the “Deposit”), representing:

(i)	$64,160 in respect of the 97.43 common shares in the capital of Prime set out above in Section 2.1(ii);

(ii)	$823,640 in respect of the 2,913 Class A preferred shares in the capital of Prime set out above in Section 2.1(iii);

(iii)	$72,930 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(iv); and

(iv)	$39,270 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(v).

(c)

by delivery to the Vendors (or as they may otherwise direct) by the Purchaser on the Closing Date of a secured promissory note issued by the Purchaser in the principal amount of $22,780,000, substantially in the form attached as Exhibit 2.2(1)(c) (the “Promissory Note”), representing:

(i)	$20,224,300 in respect of the 97.43 common shares in the capital of Prime set out above in Section 2.1(ii);

(ii)	$654,240 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(iv);

(iii)	$721,560 in respect of the 22,860 Class A preferred shares in the capital of Nugale set out above in Section 2.1(v);

(iv)	$1,006,900 in respect of the 42.14 common shares in the capital of Nugale set out above in Section 2.1(vi);

(v)	$172,900 in respect of the 12.14 common shares in the capital of Nugale set out above in Section 2.1(vii); and

(vi)	$100 in respect of the 100,000 shares of common stock of Prime New Jersey set out above in Section 2.1(viii).

(d)	by delivery to the Vendors (or as they may otherwise direct) by the Purchaser on the Closing Date stock certificates representing the Consideration Stock; and

(e)

by delivery to the Vendors (or as they may otherwise direct) by the Parent promptly after exchange of the Consideration Stock into the Parent Consideration Stock stock certificates representing the Parent Consideration Stock.

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(2)

Security. The following actions will be taken, and the following documentation will be executed and delivered, as of the Closing Date in support of the obligations of the Purchaser to the Vendors pursuant to the Promissory Note described in Section 2.2(1)(c) hereof (all such obligations existing from time to time are referred to herein as the “Promissory Note Obligations”):

(a)

the Purchaser shall pledge the Purchased Shares in favor of the Vendors pursuant to the Share Pledge, and shall grant a security interest in its present and after acquired personal property as continuing collateral security for the Promissory Note Obligations (the “Purchaser GSA”);

(b)	the Corporations shall guarantee the obligations of the Purchaser in respect of the Promissory Note Obligations (the “Promissory Note Obligations Guarantee”); and

(c)

the Corporations shall enter into one or more security agreements in favor of the Vendors, in the form attached hereto as Exhibit 2.2(2)(c) (the “Corporations GSAs” and, together with the Purchaser GSA, the “GSAs”), granting a security interest in the personal property of the Corporations.

In each case, but subject to the first ranking security interest in the building owned by Prime in favor of Canadian Imperial Bank of Commerce (“CIBC”) securing payment of a business loan in the outstanding amount of $733,333 pursuant to that certain loan agreement, dated as of July 2, 2014, between CIBC and Prime (the “Loan Agreement”), the security interests granted by the Purchaser and the Corporations set out in parts (a) and (c) shall be first ranking security interests in favor of the Vendors. The following ancillary deliverables and documentation shall also be provided to the Vendors by the Purchaser on the Closing Date:

(i)	evidence of first ranking Personal Property Security Act (Ontario) security registrations in the Purchased Shares in favor of the Vendors registered in Ontario, Canada;

(ii)	evidence of first ranking Personal Property Security Act (Ontario) security registrations in the assets of the each of the Corporations in favor of the Vendors registered in Ontario, Canada;

(iii)	delivery of the Purchased Shares pursuant to the Share Pledge; and

(iv)	stock transfer powers in respect of the Purchased Shares executed in blank.

(3)	Promissory Note Default.

(a)	The Deposit shall be held by the Vendors in an account with a bank selected by the Vendors (or as they may otherwise direct), pending the repayment in full of the Promissory Note.

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(b)

If the Promissory Note is not repaid in full in accordance with its terms on or prior to the Maturity Date, or such earlier date upon which demand is made for payment of the obligations pursuant to the Promissory Note in accordance with the terms thereof (the “Promissory Note Default”), then: (i) effective as of the Maturity Date, twenty-five percent (25%) of the Deposit shall become the property of, and be retained by, the Vendors to compensate the Vendors for expenses incurred in connection with the Purchase; (ii) seventy-five percent (75%) of the Deposit shall be returned immediately by the Vendors to the Purchaser by certified check, bank draft or wire transfer (as determined by the Purchaser in its sole discretion) to an account designated by the Purchaser, except that, to the extent there are expenses on enforcement of the Promissory Note Obligations, the Deposit may be set off against such expenses on enforcement; (iii) the Vendors may, at their option, pursue such rights and remedies as they may have pursuant to the Promissory Note, the Promissory Note Obligations Guarantee, the GSAs and all other documents executed in connection therewith, including, without limitation, any pledge agreements; (iv) the Parent Consideration Stock (to the extent issued) shall automatically be deemed to be forfeited by the Vendors, and the Vendors shall promptly surrender to the Parent the certificates, duly endorsed in blank, evidencing the Parent Consideration Stock; and (v) the Consideration Stock shall no longer be exchangeable for Parent Consideration Stock and such Consideration Stock will be cancelled.

2.3  Consideration Stock and Parent Consideration Stock.

The Vendors acknowledge that, until such time as, in the opinion of counsel to the Purchaser and the Parent, the Vendors may sell the Consideration Stock and/or the Parent Consideration Stock freely and without restriction under the U.S. Securities Act, the certificates representing Consideration Stock and the Parent Consideration Stock will bear a legend in substantially the following form, and the sale of the Consideration Stock and the Parent Consideration Stock shall be restricted as provided in the legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY IF REGISTERED UNDER THE ACT OR IF IN THE OPINION OF COUNSEL THERE IS AVAILABLE UNDER THE ACT AN EXEMPTION FROM THE REQUIREMENT TO REGISTER SUCH SECURITIES.

2.4  Working Capital Loan.

Upon the receipt of a written notice from the Purchaser at any time prior to the Maturity Date, pursuant to which the Purchaser elects, in its sole discretion, to obtain a working capital loan, Xie shall cause 2379338 Ontario Inc. to provide a loan to Prime for working capital purposes in the principal amount of up to $1,500,000 and bearing interest at a rate of six percent (6%) per annum pursuant to a promissory note in form and substance mutually agreed upon in good faith by Xie and the Purchaser.

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SECTION 3

REPRESENTATIONS OF THE VENDORS AND THE CORPORATIONS

Except as disclosed in the Disclosure Schedule, the Vendors and the Corporations jointly and severally represent and warrant to the Purchaser and the Parent, acknowledging that the Purchaser and the Parent are relying on the accuracy of each representation and warranty in entering into this Agreement and completing the Purchase, as follows:

3.1  Title to Shares.

(1)

Xie legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 2,570 issued and outstanding Class A Preferred shares in the capital of Prime, and XieCo legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 97.43 issued and outstanding common shares in the capital of Prime and 2,913 Class A preferred shares in the capital of Prime (collectively, the “Prime Shares”), and the Prime Shares represent the only issued and outstanding securities of Prime and are all owned beneficially and of record by Xie and XieCo.

(2)

Long legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 22,860 issued and outstanding Class A Preferred shares in the capital of Nugale, Zhu legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 22,860 issued and outstanding Class A Preferred shares in the capital of Nugale, LongCo legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 42.14 issued and outstanding common shares in the capital of Nugale, and ZhuCo legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 12.14 issued and outstanding common shares in the capital of Nugale (collectively, the “Nugale Shares”), and the Nugale Shares represent the only issued and outstanding securities of Nugale and are all owned beneficially and of record by Long, Zhu, LongCo and ZhuCo.

(3)

Xie legally and beneficially owns and controls, with a good and marketable title thereto free of any Encumbrances, adverse claims or claims of others, 100,000 shares of common stock of Prime New Jersey (the “Prime New Jersey Shares”), and the Prime New Jersey Shares represent the only issued and outstanding securities of Prime New Jersey and are all owned beneficially and of record by Xie.

3.2  No Other Purchase Agreements.

No Person, other than the Purchaser under this Agreement, has any agreement, option, understanding or commitment, written or oral, or any right or privilege (whether by law, pre-emptive or contractual right) capable of becoming an agreement, option or commitment, including a right of conversion or exchange attached to convertible securities, warrants or convertible obligations of any nature, for the purchase of (i) the Purchased Shares; or (ii) any unissued shares or other securities in the capital of either of the Corporations.

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3.3  Authorization of Purchase.

The execution and delivery of this Agreement and the consummation of the Purchase and the other transactions contemplated herein have been duly and validly authorized by each of the Vendors and the Corporations.

3.4  Enforceability.

This Agreement has been duly and validly executed and delivered by each of the Vendors and the Corporations and is a valid and legally binding obligation enforceable against each of them in accordance with its terms, subject, as enforcement, to bankruptcy, insolvency and other laws affecting creditors’ rights generally and to general principles of equity.

3.5  Residence.

None of the Vendors is a non-resident of Canada within the meaning of the Tax Act.

3.6  Corporate Matters.

(1)

Due Authorization. The transfer of the Purchased Shares by the Vendors to the Purchaser has been duly and validly authorized by each of the Corporations, and no other corporate proceedings on the part of the Corporations are required to authorize the transfer of the Purchased Shares.

(2)

Status and Capacity. Each of Prime and Nugale has been duly incorporated and organized, and is a subsisting corporation in Good Standing, under the laws of the Province of Ontario. Prime New Jersey has been duly incorporated and organized, and is a subsisting corporation in Good Standing, under the laws of the State of New Jersey. Each of the Corporations has the corporate power and capacity and is duly qualified to own or lease its property and to carry on its business as now conducted in each jurisdiction in which it owns or leases property or carries on business. None of the Corporations or the Vendors has commenced any voluntary bankruptcy or insolvency proceeding relating to either of the Corporations nor, to the knowledge of the Vendors or the Corporations, has one been commenced against either of the Corporations.

(3)

Investments. None of the Corporations has any Subsidiaries nor do they own, directly or indirectly, any shares or other equity securities of any corporation or any equity or ownership interest in any business or Person, or any rights to acquire any of the foregoing.

(4)

Corporate Records. The corporate records and minute books of each of the Corporations, all of which have been provided to the Purchaser, contain, in all material respects, complete and accurate minutes of all meetings, corporate actions and written resolutions of the directors, committees of directors and shareholders of each of the Corporations, as applicable, including all by-laws and resolutions passed by the directors, committees of directors and shareholders of each of the Corporations, as applicable, since their respective formations or amalgamations. The share certificate books, register of shareholders, register of transfers, and register of directors and similar corporate records of each of the Corporations are complete, accurate and current.

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(5)

Shareholders’ Agreements. There are no shareholders’ agreements, pooling agreements, voting trusts, right of first refusal, proxies or other similar agreements with respect to the ownership or voting of any of the securities of any of the Corporations.

(6)

Operations and Assets of the Corporations. Listings of the jurisdictions in which operations of the Corporations are conducted and in which tangible assets are owned or used by the Corporations are located are set forth in Disclosure Schedule 3.6(6). The Corporations are qualified to conduct business and are in Good Standing in such jurisdictions.

(7)

XieCo. XieCo has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

(8)

LongCo. LongCo has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

(9)

ZhuCo. ZhuCo has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

(10)

Prime New Jersey. Prime New Jersey has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

3.7  Share Capital and Approvals.

(1)

Authorized and Issued Share Capital of Prime. As of the date hereof, the authorized capital of Prime consists of an unlimited number of common shares and an unlimited number of Class A preferred shares. No shares or other securities of Prime have been issued or will be issued prior to the Closing Date in violation of any Applicable Law, the articles of incorporation, by-laws or other charter documents of Prime, or the terms of any agreement to which Prime is a party or by which it or its property is bound.

(2)

Authorized and Issued Share Capital of Nugale. As of the date hereof, the authorized capital of Nugale consists of an unlimited number of common shares and an unlimited number of Class A preferred shares. No shares or other securities of Nugale have been issued or will be issued prior to the Closing Date in violation of any Applicable Law, the articles of incorporation, by-laws or other charter documents of Nugale, or the terms of any agreement to which Nugale is a party or by which it or its property is bound.

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(3)

Authorized and Issued Share Capital of Prime New Jersey. As of the date hereof, the authorized capital of Prime New Jersey consists of 100,000 shares of common stock. No shares or other securities of Prime New Jersey have been issued or will be issued prior to the Closing Date in violation of any Applicable Law, the certificate of incorporation, by-laws or other charter documents of Prime New Jersey, or the terms of any agreement to which Prime New Jersey is a party or by which it or its property is bound.

(4)

No Restrictions. There are no actions, governmental investigations, claims or demands or other proceedings, pending or threatened, before any court or administrative agency, against either of the Corporations or the Vendors which individually or in the aggregate would have a Material Adverse Effect on the Corporations or the Vendors, as applicable, and there is no judgment, order or decree enforceable against either of the Corporation or the Vendors which would have the effect of interfering with or preventing the Vendors or Corporations from completing the transactions contemplated by this Agreement.

(5)

Contractual and Regulatory Approvals. Except as may be set forth in Disclosure Schedule 3.7(5), none of the Corporations or Vendors are under any obligation, contractual or otherwise, to request or obtain the consent, authorization, order, approval or action of any Person, and no Authorizations are required:

(a)

by virtue of or in connection with the execution, delivery or performance by the Vendors or either of the Corporations of this Agreement or the completion of any of the transactions contemplated herein;

(b)	to avoid the loss of any Authorizations or the violation, breach or termination of, or any default under, or the creation of any Encumbrance under the terms of any Applicable Law; or

(c)

in order that the authority and ability of the Corporations to carry on the Ordinary Course of Business in the same manner as presently conducted and as conducted by the Corporations prior to the Closing Date remains in good standing and in full force and effect as of and following the Purchase.

The Corporations each own, hold or possess all Authorizations which are necessary for them to conduct the Business as presently or previously conducted in all respects and for the ownership and use of their assets in compliance with Applicable Laws. All Authorizations are listed in Disclosure Schedule 3.7(5) and are valid, subsisting and in good standing, neither of the Corporations is in breach thereof and no proceeding is pending or, to the knowledge of the Vendors or the Corporations, threatened to revoke or limit any Authorizations. All Authorizations are renewable by their terms without the need for either of the Corporations to comply with special rules or procedure, agree to different terms or conditions or pay any amounts or other than routine filing fees.

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3.8  Financial Matters.

(1)

Books and Records. All financial transactions of each of the Corporations have been properly recorded in their respective books and records, which have been maintained in accordance with GAAP or U.S. GAAP, as applicable, and all other applicable legal and accounting requirements and good business practice. Such books and records:

(a)

with respect to Prime and Nugale, accurately reflect the basis for the financial condition and the revenues, expenses and results of operations of Prime and Nugale shown in the Prime Financial Statements or the Nugale Financial Statements, as applicable; and

(b)	present fairly the financial condition and the revenues, expenses and results of the operations of each of the Corporations as of and to the date hereof.

(2)	Financial Statements.

(a)

The Prime Financial Statements and the Nugale Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with financial statements of previous periods and are complete and accurate and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial position of Prime and Nugale (as applicable) and any predecessor entities as at the applicable dates provided thereon, and the sales and net income of Prime and Nugale during the periods covered thereby. The Prime Financial Statements and the Nugale Financial Statements (i) contain and reflect all necessary adjustments and accruals for a fair presentation of the financial condition of Prime and Nugale as of their dates including for all warranty, maintenance, service and indemnification obligations, and (ii) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to Prime and Nugale with respect to the periods then ended. Complete and accurate copies of all “management letters” received by Prime and Nugale from their accountants and all responses during the last five (5) years by lawyers engaged by Prime and Nugale to inquiries from their accountants or any predecessor accountants have been delivered to the Purchaser. Copies of the Prime Financial Statements and the Nugale Financial Statements are set forth in Disclosure Schedule 3.8(2).

(b)

Each of Prime and Nugale do not have any Liabilities of any kind (whether or not required under GAAP or US GAAP to be reflected on the balance sheets included in the Prime Financial Statements or the Nugale Financial Statements, as applicable) other than (i) those reflected on the balance sheets included in the Prime Financial Statements or the Nugale Financial Statements, (ii) Liabilities incurred since July 31, 2014 in the Ordinary Course of Business, (iii) Liabilities incurred in connection with the transactions contemplated hereby, and (iv) liabilities that are immaterial.

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(3)

Debt Obligations. Except as set forth in Disclosure Schedule 3.8(3), as at the date of this Agreement, none of the Corporations has outstanding any bonds, debentures, mortgages, promissory notes or other Indebtedness, no obligation to create or issue any bonds, debentures, mortgages, promissory notes or other Indebtedness or is a party to or bound by any Guarantee or any other like commitment of the obligations, liabilities (contingent or otherwise) or Indebtedness of any Person.

(4)

Financial Projections. All financial projections (if any) delivered by or on behalf of the Corporations or any Vendor to the Purchaser with respect to the Business were prepared in good faith using assumptions that the Vendors believe to be reasonable and none of the Corporations or Vendors is aware of the existence of any fact or occurrence of any circumstances that is reasonably likely to have an Material Adverse Effect on the Corporations.

(5)

Accounts Receivable. Disclosure Schedule 3.8(5) sets forth a complete and accurate schedule of the Accounts Receivable of the Corporations as of August 31, 2014, together with an accurate aging of the same. All Accounts Receivable have arisen from bona fide transactions in the Ordinary Course of Business consistent with past practice and are payable on ordinary trade terms. None of the Accounts Receivable (a) are subject to any setoffs or counterclaims or (b) represent obligations for goods sold on consignment, on approval or on sale or return basis or subject to any other repurchase or return arrangement.

(6)

Accounts Payable. Disclosure Schedule 3.8(6) sets forth a true and correct aged list of all accounts payable of the Corporations as of August 31, 2014 in excess of $10,000 to any one payee. All Accounts Payable reflected in the Prime Financial Statements or the Nugale Financial Statements or arising after the date thereof are the result of bona fide transactions in the Ordinary Course of Business and have been paid or are not yet due and payable.

(7)	Absence of Certain Changes or Events. Except as set forth in Disclosure Schedule 3.8(7), since July 31, 2014, none of the Corporations has:

(a)	incurred any obligation or liability (fixed or contingent) or Indebtedness, except normal trade or business obligations incurred in the Ordinary Course of Business;

(b)	paid or satisfied any obligations or Liability (fixed or contingent), except:

(i)	Current Liabilities included in the Prime Financial Statements or the Nugale Financial Statements;

(ii)	Current Liabilities incurred in the Ordinary Course of Business; and

(iii)

scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in this Agreement and included in the Prime Financial Statements or the Nugale Financial Statements;

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(c)	created any Encumbrance upon any of its properties or assets other than Permitted Encumbrances;

(d)	sold, assigned, transferred, leased or otherwise disposed of any of its properties or assets other than in the Ordinary Course of Business;

(e)	purchased, leased or otherwise acquired any properties or assets other than in the Ordinary Course of Business;

(f)	waived, cancelled, relinquished or written off any rights, claims, Accounts Receivable or any other amounts payable to it other than in the Ordinary Course of Business;

(g)

had any customers terminate, or communicate to any of the Corporations the intention or threat to terminate, their relationship with any of the Corporations, or the intention to substantially reduce the quantity of services or products they purchase from any of the Corporations, or their dissatisfaction with the services or products sold by any of the Corporations, which individually or in the aggregate would have a Material Adverse Effect on the Corporations;

(h)	entered into any transaction, contract, agreement or commitment, except in the Ordinary Course of Business;

(i)	made any material change with respect to any method of management, operation or accounting in respect of the Business;

(j)	suffered any damage, destruction or property loss (whether or not covered by insurance) which individually or in the aggregate has had or could have a Material Adverse Effect on the Corporations;

(k)	suffered any extraordinary loss relating to the Business;

(l)

made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in, the Business or its financial condition or its relationships with its customers, suppliers or Employees;

(m)

suffered any event or series of events resulting individually or in the aggregate in a Material Adverse Effect on the Corporations or any material diminishment in the value to Purchaser of the transactions contemplated hereby;

(n)	paid any bonus, salary or other compensation to any Employee other than in the Ordinary Course of Business;

(o)	made any redemption or declared or paid any dividend or other distribution with respect to the equity interests of the Corporations; or

(p)	authorized, agreed or otherwise become committed to do or aware of any of the foregoing.

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(8)	Tax Matters.

(a)

Each of the Corporations has duly and on a timely basis prepared and filed all respective Tax Returns and other documents required to be filed by it in respect of all Taxes, and such Tax Returns and documents are complete and correct in all material respects. Copies of all such Tax Returns and other documents filed in respect of the last three (3) fiscal years ending prior to the date hereof have been provided to the Purchaser.

(b)

Each of the Corporations has paid, collected and remitted all Taxes (including for greater certainty all instalments in respect of Taxes) which are due and payable, collectible or remittable, as applicable, by it on or before the date hereof. Adequate provision has been made in the Nugale Financial Statements and the Prime Financial Statements (as applicable) for all Taxes for the periods covered by such financial statements. None of Prime or Nugale has any liability for Taxes, other than those provided for in the Nugale Financial Statements or the Prime Financial Statements (as applicable), and those arising in the Ordinary Course of Business since the date of such financial statements. Prime New Jersey does not have any liability for Taxes other than those arising in the Ordinary Course of Business since December 31, 2013.

(c)

Federal, national, provincial, state and local Tax assessments have been issued to each of the Corporations covering all past periods up to and including the periods set out in the Disclosure Schedule. There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the best of the Vendors’ and the Corporations’ knowledge, threatened against either of the Corporations in respect of Taxes.

(d)

There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any Tax Return or other document or the payment of any Taxes by either of the Corporations or for the assessment or reassessment of Taxes payable by either of the Corporations.

(e)

Each of the Corporations has withheld from each amount paid, deemed to be paid or credited to any Person the amount of Taxes required to be withheld therefrom and has remitted such Taxes to the proper Tax or other Governmental Authorities within the time required under Applicable Law.

(f)

Neither of the Corporations is a party to or bound by any Tax allocation or Tax sharing agreement or any other allocations by election or otherwise to similar or equivalent effect. Neither of the Corporations has any liability for the Taxes of any other person under any applicable legislation, as a transferee or successor, by contract or otherwise.

(g)

The Corporations are each duly registered and has complied with all reporting, collection and remittance requirements in respect of all federal, state, and provincial sales tax legislation, including but not limited to the Excise Tax Act (Canada) and the U.S. Internal Revenue Code, as applicable.

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(h)

No claim has ever been made by a Government Authority in a jurisdiction where either of the Corporations did not file Tax Returns that either of the Corporations is or may be subject to Taxes assessed by such jurisdiction or that either of the Corporations has or may have a filing requirement in that jurisdiction.

(9)

Bank Accounts and Authorizations; Powers of Attorney. A list of all safe deposit boxes and bank accounts (including the name of the bank and the account number) of each of the Corporations and the names of all Persons having access or signing authority and of all powers of attorney given by either of the Corporations are set forth in Disclosure Schedule 3.8(9).

(10)

Insurance. All insurance policies maintained by each of the Corporations in respect of their respective assets, business operations, directors, officers and employees are valid and enforceable and in full force and effect in all material respects, and are underwritten by unaffiliated and reputable insurers. None of the Corporations is in default with respect to the payment of any premium or compliance with any of the provisions contained in any such insurance policy and has not failed to give any notice or present any claim within the appropriate time therefore, except where such default or failure would not reasonably be expected to have a Material Adverse Effect on the Corporations. The assets of the Corporations are insured on a replacement cost basis. Disclosure Schedule 3.8(7) sets forth a summary description of all current policies of insurance maintained by or for the benefit of the Corporations and any and all claims, with reasonable particulars, made under such policies over the past two (2) calendar years and since December 31, 2013. True and complete copies of all insurance policies have been provided to the Purchaser.

(11)

Non-Arm’s Length Matters. None of the Corporations is a party to or bound by any agreement with, is indebted to, and no amount is owing to any of the Corporations by, the Vendors or any of the Vendors’ Affiliates or Associates or any officers, former officers, directors, former directors, shareholders, former shareholders, or former employees of any of the Corporations or any Person not dealing at arm’s length with any of the foregoing within the meaning of the Tax Act; and, since December 31, 2011, none of the Corporations has made or authorized any payments to the Vendors or any of the Vendors’ Affiliates or Associates, or any officers, former officers, directors, former directors, shareholders, former shareholders, or former employees of any of the Corporations or to any Person not dealing at arm’s length with any of the foregoing within the meaning of the Tax Act except for salaries, bonuses and other employment compensation payable to employees of the Corporations in the Ordinary Course of Business and at the regular rates payable to them or as otherwise set forth in Disclosure Schedule 3.8(11).

(12)

Amounts Receivable. No amount is owing to any of the Corporations by any shareholder, director, officer or employee or any Person not dealing at arm’s length with any of the foregoing within the meaning of the Tax Act.

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3.9  Property of the Corporation.

(1)

Title to Assets. Each of the Corporations is the legal and beneficial owner of and has good and marketable title to all of its respective properties and assets. All properties and assets reflected in the Prime Financial Statements and the Nugale Financial Statements and all properties and assets acquired by any of the Corporations after December 31, 2013, are free and clear of all Encumbrances, except for:

(a)	the Permitted Encumbrances;

(b)	the properties and assets disposed of, utilized or consumed in the Ordinary Course of Business; and

(c)	the Encumbrances listed on Disclosure Schedule 3.9(1).

Except as disclosed in Disclosure Schedule 3.9(1), all of the properties and assets are located at the Owned Real Property and the Leased Premises. Such properties and assets are sufficient in all material respects to conduct the Business as currently and proposed to be conducted. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such, for the purchase from a Corporation of any of its properties or assets. The vehicles, equipment and other tangible personal property of each of the Corporations are in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are being put.

(2)

Real Property. Disclosure Schedule 3.9(2) sets forth a complete and correct list of all Owned Real Property. Except as set forth on Disclosure Schedule 3.9(2), with respect to each Owned Real Property: (a) the Corporations own title in fee simple to such Owned Real Property, free and clear of all Encumbrances save and except for the Permitted Encumbrances; (b) there are no outstanding options or rights of first refusal in favor of any other party to purchase such Owned Real Property or any portion thereof or interest therein; (c) there are no leases, subleases, licenses, options, rights, concessions or other agreements affecting any portion of such Owned Real Property; (d) the Corporations have been in peaceable possession of the Owned Real Property since their acquisition of the Owned Real Property; (e) to the best of the Vendors’ and the Corporations’ knowledge, none of the Corporations has breached or violated any local zoning ordinance, and no notice from any Person has been received by either of the Corporations or served upon either of the Corporations claiming any violation of any local zoning ordinance; (f) to the best of the Vendors’ and the Corporations’ knowledge, none of the Corporations is in default of any of its obligations under any Contract (including without limitation, any loan or mortgage Contract) with respect to such Owned Real Property; (g) to the best of the Vendors’ and the Corporations’ knowledge, there are no outstanding claims of breach or indemnification or notice of default or termination under any Contract (including without limitation, any loan or mortgage Contract) with respect to such Owned Real Property; and (h) to the best of the Vendors’ and the Corporations’ knowledge, there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by any of the Corporations under any Contract (including without limitation, any loan or mortgage Contract) with respect to such Owned Real Property.

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(3)	Leases and Leased Premises.

(a)

Disclosure Schedule 3.9(3) includes copies of all leases or agreements to lease under which any of the Corporations lease any real or immovable property (the “Leases”), all of which are valid, binding and in full force and effect.

(b)

Each of the Corporations has good, valid and subsisting title to its respective leasehold estates and is entitled to all rights and benefits as lessee under their respective Leases, free and clear of all Encumbrances except for Permitted Encumbrances and as set forth on Disclosure Schedule 3.9(3), and none of them has sublet, assigned, licensed or otherwise conveyed any rights in the premises subject to the Leases (the “Leased Premises”) or in the Leases to any other Person. The Corporations have been in peaceable possession of the Leased Premises since the commencement of the original term of the applicable Leases. To the best of the Vendors’ and the Corporations’ knowledge, none of the Corporations has breached or violated any local zoning ordinance, and no notice from any Person has been received by any of the Corporations or served upon any of the Corporations claiming any violation of any local zoning ordinance

(c)

All rentals and other payments and other obligations required to be paid and performed by each of the Corporations pursuant to the Leases have been duly paid and performed. None of the Corporations is in material default of any of its obligations under the Leases and, to the best of the Vendors’ and Corporations’ knowledge, none of the landlords or other parties to the Leases are in default of any of their obligations under the Leases. There are no outstanding claims of breach or indemnification or notice of default or termination under the Leases. There exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default by any of the Corporations under the Leases.

(d)

Each of the Leased Premises is adequate and suitable for the purposes for which it is presently being used. The Leased Premises are in a state of maintenance and repair in all material respects, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Properties.

(4)

Personal Property. Neither of the Corporations is the lessee of any personal or movable property or is a party to any conditional sale or other title retention agreement, except under leases, conditional sale contracts and/or title retention agreements involving payments in any twelve-month period of less than $25,000. All of the items of personal property used by the Corporations in the Business are in good condition and repair (ordinary wear and tear excepted). To the Vendors’ and Corporations’ knowledge, no Corporation has received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default, by any Corporation under any personal property lease.

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(5)	Computer Systems.

(a)	To the knowledge of the Vendors and the Corporations, the computer systems used in the Business, including hardware and Computer Software, are free from viruses and disabling codes and devices.

(b)

Each of the Corporations has in place appropriate disaster recovery plans, procedures and facilities and has taken commercially reasonable steps and implemented commercially reasonable procedures to safeguard its computer systems and restrict unauthorized access thereto.

(c)

All Computer Software used by the Corporations (the “Licensed Software”) is used in compliance with the terms and conditions upon which it was granted a license or other right to use the Licensed Software.

(6)	Intellectual Property.

(a)

Disclosure Schedule 3.9(6)(a)(i) sets forth a list of all Intellectual Property necessary for the conduct of the Business as presently conducted (the “Corporation Intellectual Property”). The Corporations own all right, title and interest in, or have valid and sufficient rights to the Corporation Intellectual Property. Copies of all agreements providing the Corporations with rights in any of the Corporation Intellectual Property have been provided to the Purchaser. No royalty or other fee is required to be paid by either of the Corporations to any other Person in respect of the use of any Corporation Intellectual Property. None of the Corporations has granted any license or other rights to any other Person in respect of any Corporation Intellectual Property. Copies of all agreements whereby any rights in any Corporation Intellectual Property have been granted or licensed by any of the Corporations to any other Person have been provided to the Purchaser.

(b)

Within the past five (5) years (or prior thereto if the same is still pending or subject to appeal or reinstatement) none of the Corporations has been sued or charged in writing with or been a defendant in any Claim that involves a claim of infringement of any Intellectual Property rights, and none of the Vendors or the Corporations have any knowledge of any other claim of infringement by the Corporations, and no knowledge of any continuing infringement by any other Person of any Corporation Intellectual Property.

(c)

The current use by the Corporations, or any of their Affiliates, of the Corporation Intellectual Property does not infringe the rights of any other Person. Any Corporation Intellectual Property used by the Corporations in the performance of any services under any contracts is, and upon the performance of such contract remains, owned by the Corporations and no client, customer or other third-party has any claim of ownership on the Corporation Intellectual Property.

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(d)

All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Corporations or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the applicable Corporation is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Corporations (or such predecessor in interest, as applicable) all right, title and interest in such material.

(7)

Licenses, Agency and Distribution Agreements. Disclosure Schedule 3.9(7) contains a list of all agreements to which either of the Corporations is a party or by which it is bound under which the right to use or market any product, service, technology, information, data, computer hardware or Computer Software or other property has been granted, licensed or otherwise provided to either of the Corporations or by either of the Corporations to any other Person, or under which either of the Corporations has been appointed or any Person has been appointed by either of the Corporations as an agent, distributor, licensee or franchisee for any of the foregoing.

(8)

Inventories. Disclosure Schedule 3.9(8) sets forth a complete and accurate schedule of all Inventories of the Corporations as of August 15, 2014. All Inventories shown on the Prime Financial Statements and the Nugale Financial Statements and all Inventories of the Corporations set forth on Disclosure Schedule 3.9(8) consisted of, and consist of, items of a quality and quantity useable and saleable in the Ordinary Course of Business without markdown or discount, were, and are, merchantable and fit for their particular purpose, except for obsolete and slow-moving items and items below standard quality (which in any event did not, and do not, exceed normal commercial standards in amount), all of which had been, and have been, written down on the books of the Corporations to the lower of cost or net realizable market value or had been, and have been, provided for by adequate reserves. All such Inventories were, and are, owned by the Corporations free and clear of any Encumbrances, other than Permitted Encumbrances. No items included in such Inventories have been pledged as collateral or are held by the Corporations on consignment from others. The amounts of such Inventories shown on the Prime Financial Statements and the Nugale Financial Statements were based on quantities determined by physical count or measurement, taken on the applicable dates set forth therein, and valued at the lower of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years. As of the Closing Date, the Inventories will be at such levels and include such items as are adequate and sufficient to enable the Corporations to conduct the Business in the Ordinary Course of Business, in a manner consistent with the Corporations’ prior practices.

3.10  Conduct of Business.

(1)	No Material Adverse Change. Since December 31, 2013, there has not been any Material Adverse Change.

(2)	Ordinary Course. The Business has been carried on in the Ordinary Course of Business since December 31, 2013.

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(3)

Suppliers. Disclosure Schedule 3.10(3) lists the ten (10) largest suppliers (by dollar value) of materials or services to the Business during the fiscal year ended December 31, 2013, and during the period from January 1, 2014 to September 31, 2014, and the aggregate amount that each supplier was paid during such periods.

(4)

Customers. Disclosure Schedule 3.10(4) lists the ten (10) largest customers of the Business during the fiscal year ended December 31, 2013, and during the period from January 1, 2014 to September 31, 2014, and the aggregate amount that each customer was invoiced during such periods.

(5)

Necessary Assets. The assets owned, licensed or leased by the Corporations are sufficient for the conduct of the Business after the Closing Date in the same manner it was conducted prior to the Closing Date and include all necessary proprietary rights, trade secrets and other property and assets, tangible and intangible, applicable to or used or leased in connection with the Business. Except as set forth on Disclosure Schedule 3.10(5), neither the Vendors nor any other Person owns or leases any material assets which are being used in or are reasonably necessary to carry on the business or operations of any of the Corporations in the normal course.

(6)

Restrictions on Doing Business. None of the Corporations is a party to or bound by any agreement or commitment which would restrict or limit its rights to carry on or compete in any business or activity or to solicit business from any Person or in any geographical area or otherwise to conduct the Business as currently conducted.

(7)

Warranty Claims. Since January 1, 2013, there have been no threatened or pending Warranty Claims against any of the Corporations in connection with the Business. None of the Corporations makes any representation or warranty to its clients or customers with respect to the Business. As used herein, “Warranty Claims” mean claims by third parties for defects in products manufactured and/or sold by the Corporations which the third party claims do not meet the product warranty or specifications.

(8)	Contracts.

(a)

Each of the Corporations is in Good Standing and is entitled to all material benefits under all Contracts to which it is a party and is not dependent upon the guarantee of or any security provided by a third party. Each Contract is a valid and binding agreement. There exists no state of facts which after notice or lapse of time or both would constitute a default or breach under any material Contract to which any of the Corporations is a party and, to the best of the Corporations’ and Vendors’ knowledge, none of the other parties to such contracts is in default thereunder. Neither Corporation is party to any oral Contract.

(b)

None of the Corporations has assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Contracts, or granted any power of attorney with respect thereto or to any of the Corporations’ assets. No Contract (i) requires either of the Corporations to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (ii) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser, the Parent or any of their Affiliates. None of the Corporations is subject to any Contract which prohibits, limits or restricts any use by it of any information regarding its customers, including limiting the solicitation of or other communication by it with its customers or providing any information regarding its customers to any third party. The disclosure to the Purchaser and the Parent, and the use by them, of customer identities and information regarding them and communications with them by the Purchaser and the Parent, will not violate any Contract.

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(c)	Disclosure Schedule 3.10(8) contains true and complete copies of all material Contracts to which any or all of the Corporations are parties, including:

(i)

all client Contracts which have generated revenues to any Corporation or are expected to generate revenues to any Corporation in excess of $25,000 in any of the current or next two (2) fiscal years or any of the two (2) preceding fiscal years of such Corporation;

(ii)

any other Contract pursuant to which any Corporation is required to pay, has paid or is entitled to receive or has received an amount in excess of $25,000 during the current fiscal year or any one of the two (2) preceding fiscal years;

(iii)	all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts;

(iv)	all material sales, agency, factoring, commission and distribution Contracts to which any of the Corporations is a party;

(v)	all ongoing agreements for purchases or receipt by any of the Corporations of media, supplies, equipment, goods or services;

(vi)	all joint venture, strategic alliance, limited liability company and partnership agreements to which any Corporation is a party;

(vii)	all significant documents relating to any acquisitions or dispositions of assets by the Corporations;

(viii)	all material licensing agreements, including agreements licensing Corporation Intellectual Property, other than “shrink wrap” licenses;

(ix)	all secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Corporations;

(x)	all contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Corporation Intellectual Property;

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(xi)

all guarantees, indemnification arrangements and other hold harmless arrangements made or provided by any Corporation, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xii)	all contracts or agreements with or pertaining to any Corporation to which any Vendor or any Associate or Affiliate of any Vendor is a party;

(xiii)

all agreements relating to real and tangible personal property, including any real property lease, sublease or space sharing, license or occupancy agreement, whether any Corporation is granted or granting rights thereunder to occupy or use any premises;

(xiv)	any agreement to manufacture any goods to which any Corporation is a party; and

(xv)	all agreements relating to outstanding Indebtedness.

3.11  Employment Matters.

(1)

Employees. Disclosure Schedule 3.11(1) sets forth a list of all Employees which includes an accurate summary description regarding each employee comprised of information including date of hire of each Employee (by the Corporations, or any of their Affiliates), salary or wage rate, bonuses, commissions, any other form of remuneration, job title, classification, working location, annual vacation entitlement together with any accrued but unused vacation and identifies whether an Employee is on leave, the type of leave and specifies whether their remuneration while on leave is covered by insurance. None of the Corporations has any obligation to make any payments to any Employee except as disclosed in Disclosure Schedule 3.11(1). Disclosure Schedule 3.11(1) also sets forth any notice in writing which has been provided to either of the Corporations by any Employee of such Employee’s intention to terminate or otherwise alter such Employee’s relationship, agreement or arrangement with any of the Corporations.

(2)

Remuneration. None of the Corporations is involved with any dispute with any Employee or former employee with respect to remuneration or terms and conditions of employment whether with respect to wages, benefits or otherwise.

(3)

Labor Matters and Employee Contracts. None of the Corporations is a party to or bound by any collective or union recognition agreement in respect of the Employees, is not currently conducting negotiations with any labor union or employee association and, to the best of the Vendors’ and Corporations’ knowledge, during the period of five (5) years preceding the date of this Agreement, there has been no attempt to organize, certify or establish any labor union or employee association or establish union recognition rights in relation to any of the Employees and there has been no strike, slowdown or work stoppage. None of the Corporations is a party to any written employment agreement or consulting agreement or other Contract with any Employee and there is no agreement for the employment of any Employee which cannot be terminated on reasonable notice (being the notice required under employment standards legislation or at common or civil law, whichever is greater) and without penalty. There is no written or oral agreement, Contract or practice relating to the payment of any management, consulting, service or other fee or any bonus, pension, severance payment, parachute payment, share of profits or retirement allowance, expense reimbursement policy or practice, or any insurance, health or other employee benefit.

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(4)

Employee Legislation. Each of the Corporations has complied with all Applicable Laws relating to employment and employment practices, including those relating to wages, hours, occupational health and safety, immigration, discrimination, employment standards, pay equity and workers’ compensation. There are no outstanding charges, workers’ compensation claims, complaints or other Claims against any of the Corporations relating to the Business in respect of unfair labor practices or discrimination or under any legislation relating to employees and, to the best of the Vendors’ and Corporations’ knowledge, none are threatened.

(5)	Employee Benefit Plans.

(a)

Except as set forth in Disclosure Schedule 3.11(5), none of the Corporations is subject to any present or future actual or contingent obligation or liability under any Benefit Plan, formal or informal, with respect to any of its Employees or former employees, other than the Canada Pension Plan and other similar health plans established pursuant to statute. Disclosure Schedule 3.11(5) also lists the general policies, procedures and work-related rules in effect with respect to Employees, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements. Complete and correct copies of all current documentation establishing or relating to the Benefit Plans, including all current funding agreements and amendments thereto and all employee plan summaries and booklets describing the Benefit Plans, or any of them, listed in Schedule 3.11(5) or, where such Benefit Plans are oral commitments, correct and complete written summaries of the terms thereof, and the most recent financial statements, the most recent actuarial valuation report (if any), current funding and investment information, related thereto, all reports and returns in respect thereof filed with any regulatory agency within the three years prior to the date hereof and all correspondence with any regulatory agency, have been provided to the Purchaser.

(b)	Each of the Benefit Plans has been established, maintained, funded, invested and administered in compliance in all material respects with its terms and with Applicable Laws.

(c)

All required contributions and/or premiums to be made under the Benefit Plans, the Canada Pension Plan and the Québec Pension Plan have been fully paid to the date hereof in a timely fashion in accordance with the terms of that Benefit Plan or the Canada Pension Plan or Québec Pension Plan, as applicable, and all Applicable Laws, and no Taxes, penalties or fees are owing or chargeable under any Benefit Plan, and there are no liabilities or contingent liabilities in respect of any pension, benefit or compensation plan that has been discontinued.

(d)

No Benefit Plan is subject to any pending investigation, examination or other proceeding, action or claim initiated by any regulatory authority, or by any other party (other than routine claims for benefits).

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3.12  General Matters.

(1)

Compliance with Charter Documents, Agreements and Laws. The execution, delivery and performance of this Agreement or the other agreements set forth herein and the completion of the Purchase will not constitute or result in a violation of any Applicable Law or a violation or breach of or default under, or cause the acceleration of any obligations under:

(a)	any term or provision of any of the articles of incorporation or certificate of incorporation, as applicable, by-laws or other charter documents of any of the Corporations;

(b)

subject to obtaining the contractual consents disclosed in Disclosure Schedule 3.7(5), the terms of any Contract, agreement (written or oral), indenture, instrument or understanding or other obligation or restriction or Lease to which any of the Corporations or any of the Vendors is a party or by which any of them is bound; or

(c)

subject to obtaining any regulatory consents disclosed in the Disclosure Schedule, any term or provision of any of the Authorizations, any order of any court or Governmental Authority or regulatory body or any Applicable Law of any jurisdiction in which the Business is carried on;

which individually or in the aggregate would have a Material Adverse Effect on the Corporations.

(2)	Compliance with Applicable Laws.

(a)	Each of the Corporations is carrying on its Business in compliance with all Applicable Laws.

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(b)

As to each product subject to the jurisdiction of the U.S. Food and Drug Administration, or the jurisdiction of any similar local, provincial or federal Governmental Authority in Canada (collectively, the “Product Regulator”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder, or any similar local, provincial or federal Applicable Law in Canada (collectively, the “Product Regulations”), that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by any Corporation (each such product, a “Corporation Product”), such Corporation Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the applicable Corporation in compliance with all applicable requirements under the Product Regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on the Corporations. There is no pending, completed or, to the Corporations’ or Vendors’ knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against any Corporation, and none of the Corporations has received any notice, warning letter or other communication from any Product Regulator or any other Governmental Authority, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Corporation Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Corporation Product, (iii) imposes a clinical hold on any clinical investigation by either Corporation, (iv) enjoins production at any facility of either Corporation, (v) enters or proposes to enter into a consent decree of permanent injunction with either Corporation, or (vi) otherwise alleges any violation of any Applicable Laws, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Corporations. No Corporation has been informed by any Product Regulator that the Product Regulator will prohibit the marketing, sale, license or use in the United States or Canada of any product proposed to be developed, produced, manufactured or marketed by either Corporation nor has any Product Regulator expressed any concern as to approving or clearing for marketing any product being developed or manufactured or proposed to be developed or manufactured by such Corporation other than normal investigational product correspondence between the Corporations and the Product Regulator.

(c)

No Corporation nor, to the Corporations’ or Vendors’ knowledge, any director, officer, agent, employee or Affiliate of any Corporation is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(d)

Each Corporation has complied in all material respects with all Applicable Laws relating to pollution or the protection of the environment or human health or hazardous materials (collectively, “Environmental Laws”), and there is not and there has not been at any time any notice, demand, request for information, complaint, order, investigation, or review pending or, to the best knowledge of the Corporations or the Vendors, threatened by any Governmental Authority with respect to any alleged violation by the Corporations of any Environmental Law. None of the Corporations has been requested by any Governmental Authority to pay any sum of money, or otherwise aid or take any action or refrain from taking actions, to abate or remediate any environmental occurrence or condition (including removal of asbestos or any other potentially hazardous substance).

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(e)

None of the Vendors or the Corporations or any of their directors, officers, employees or, to the knowledge of the Vendors and the Corporations, consultants, sales representatives, distributors or agents, in such capacity and on behalf of any Corporation, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (b) violated any applicable money laundering or anti-terrorism law. The Vendors and the Corporations and their respective directors, officers, employees and, to the knowledge of the Corporations and the Vendors, consultants, sales representatives, distributors, agents and business partners have complied at all times, and are in compliance, with all applicable U.S. and non-U.S. anti-corruption laws with respect to the Corporations. In this regard, none of the Vendors or the Corporations or their respective directors, officers, employees or, to the knowledge of the Vendors or the Corporations, consultants, sales representatives, distributors, agents or business partners, in such capacity and on behalf of any Corporation, has given, offered, agreed or promised to give, or authorized the giving directly or indirectly, of any money or other thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence.

(3)

Litigation. Except as set forth in Disclosure Schedule 3.12(3), there are no actions, suits or proceedings, judicial or administrative, grievances, arbitrations or other processes (or to the knowledge of the Vendors or the Corporations any investigations) (whether or not purportedly on behalf of any of the Corporations or any of the Vendors) pending or, to the best of the Vendors’ or Corporations’ knowledge, threatened, by or against or affecting any of the Corporations or their respective businesses or affecting their assets, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. None of the Corporations is subject to any judgment, order or decree entered in any lawsuit or proceeding nor have either of them settled any claim prior to being prosecuted in respect of thereof. To the Vendors’ and Corporations’ knowledge, no Corporation has any Claims (and there is no basis for any present or future Claims against any of them) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any Corporation Product.

(4)

Broker’s or Finder’s Fees. Except as set forth in Disclosure Schedule 3.12(4), none of the Corporations has engaged any broker or other agent in connection with the Agreement and the transactions contemplated hereby and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to act or have acted for any of the Corporations.

3.13  Other Information.

Neither this Agreement nor any of the documents or other information, including without limitation, any financial statements or regulatory disclosures, made available to the Purchaser or the Parent or their Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Purchaser’s due diligence review of the Business, the Purchased Shares, any of the Corporations’ assets or the transactions contemplated by this Agreement, including without limitation, in connection with the filing of a Current Report on Form 8-K by the Parent with the Securities and Exchange Commission to disclose the transactions contemplated herein, the filing of a Registration Statement on Form S-1 by the Parent with the Securities and Exchange Commission with respect to the Offering, and the listing application for the common stock of the Parent in connection with the Listing, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. To the best knowledge of the Corporations and the Vendors, the Corporations and the Vendors have provided the Purchaser all material information regarding the Business.

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3.14  Investment Representations. Each of the Vendors jointly and severally represents and warrants to the Purchaser and the Parent as follows:

(1)

The Vendor is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Reg. D”) promulgated under the U.S. Securities Act. The Vendor acknowledges that Parent has the right to require evidence of his or her or its status as an accredited investor, if necessary.

(2)

The Vendor acknowledges that such Vendor has prior investment experience, including investments in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to evaluate the merits and risks of such an investment on its behalf, and the Vendor represents that he or she or it understands the highly speculative nature of an investment in Consideration Stock and the Parent Consideration Stock, which may result in the loss of the total amount of such investment.

(3)

The Vendor has adequate means of providing for the Vendor’s current needs and possible personal contingencies, and the Vendor has no need, and anticipates no need in the foreseeable future, for liquidity in the Vendor’s investment in Consideration Stock and the Parent Consideration Stock. The Vendor is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the Vendor is able to hold the Consideration Stock and the Parent Consideration Stock for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the event such loss should occur.

(4)

The Vendor has made an overall commitment to investments which are not readily marketable that are disproportionate to the Vendor’s net worth, and the Vendor’s investment in the Consideration Stock and the Parent Consideration Stock will not cause such overall commitment to become excessive.

(5)

Except as set forth in this Agreement, neither the Parent nor the Purchaser has and is not making any representations or warranties to the Vendor or providing any advice or information to the Vendor. The Vendor acknowledges that he or she or it has retained his or her or its own professional advisors to evaluate the tax and other consequences of an investment in the Consideration Stock and the Parent Consideration Stock.

(6)

The Vendor acknowledges that the offering of the Consideration Stock and the Parent Consideration Stock have not been reviewed by the Securities and Exchange Commission or any other Governmental Authority because they are intended to be non-public offerings pursuant to Section 4(2) of the U.S. Securities Act and Rule 506 under Reg. D. The Consideration Stock and the Parent Consideration Stock are and will be acquired by the Vendor for investment and not for distribution or resale to others.

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SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT

Except as disclosed in the SEC Documents (as defined below), the Purchaser and the Parent jointly and severally represent and warrant to the Vendors as stated below and acknowledge that the Vendors are relying on the accuracy of all such representations and warranties in entering into this Agreement and completing the Purchase.

4.1  Authorization of Purchase.

The execution and delivery of this Agreement and the consummation of the Purchase have been duly and validly authorized by the Purchaser and the Parent and no other corporate proceedings on the part of the Purchaser or the Parent are necessary to authorize this Agreement.

4.2  Enforceability.

This Agreement has been duly and validly executed and delivered by the Purchaser and the Parent and is a valid and legally binding obligation enforceable against them in accordance with its terms, subject, as enforcement, to bankruptcy, insolvency and other laws affecting creditors’ rights generally and to general principles of equity.

4.3  Corporate Matters.

(1)

Due Authorization. The purchase of the Purchased Shares from, and the issuance of the Consideration Stock and the Parent Consideration Stock to, the Vendors has been duly and validly authorized by the Purchaser and Parent, as applicable, and no other corporate proceedings on the part of the Purchaser or Parent are required to authorize the purchase of the Purchased Shares or the issuance of the Consideration Stock and the Parent Consideration Stock, as applicable.

(2)

Status and Capacity. Each of the Purchaser and the Parent has been duly incorporated and organized, is a subsisting corporation in Good Standing under the laws of its jurisdiction of incorporation, and has the corporate power and capacity and is duly qualified to own or lease its property and to carry on its business as now conducted in each jurisdiction in which it owns or leases property or carries on business. Neither the Purchaser nor the Parent has commenced any voluntary bankruptcy or insolvency proceeding relating to the Purchaser or the Parent nor, to the knowledge of the Purchaser or the Parent, has one been commenced against the Purchaser or the Parent.

(3)

Investments. The Purchaser has no Subsidiaries and the Parent has no Subsidiaries other than the Purchaser, nor do they own, directly or indirectly, any shares or other equity securities of any corporation or any equity or ownership interest in any business or Person, other than with respect to the ownership of all of the capital stock of the Purchaser by the Parent.

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(4)

Shareholders’ Agreements. There are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the securities of the Purchaser.

(5)

Purchaser. Purchaser has no liabilities, debts or obligations of any nature (whether accrued, absolute, contingent, liquidated or unliquidated, unasserted or otherwise) except those incurred in connection with this Agreement and all of the transactions contemplated hereby.

4.4  Share Capital and Approvals.

(1)

Authorized and Issued Share Capital of the Purchaser. As of the date hereof, the authorized capital of the Purchaser and the Parent consists of an unlimited number of common shares and an unlimited number of exchangeable shares, and two hundred million (200,000,000) shares of common stock, respectively. No shares or other securities of the Purchaser or the Parent have been issued or will be issued prior to the Closing Date in violation of any Applicable Law, the articles of incorporation, by-laws or other charter documents of the Purchaser or the Parent, or the terms of any agreement to which the Purchaser or the Parent is a party or by which they are bound.

(2)

No Restrictions. There are no material actions, governmental investigations, claims or demands or other proceedings, pending or threatened, before any court or administrative agency, against the Purchaser or the Parent and there is no material judgment, order or decree enforceable against the Purchaser or the Parent which would have the effect of interfering with or preventing the Purchaser or the Parent from completing the transactions contemplated by this Agreement.

(3)

Contractual and Regulatory Approvals. Neither the Purchaser nor the Parent is under any obligation, contractual or otherwise, to request or obtain the consent or approval of any Person, and no Authorizations are required to be obtained by the Purchaser or the Parent by virtue of or in connection with the execution, delivery or performance by the Purchaser or the Parent of this Agreement or the completion of any of the transactions contemplated herein.

(4)

SEC Documents and Financial Statements. The Parent has filed all forms, reports, schedules, financial statements and other documents, including any exhibits thereto, required to be filed or furnished by the Parent with the Securities and Exchange Commission since the effective date of the Parent’s initial Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the U.S. Exchange Act or the U.S. Securities Act, together with any amendments, restatements or supplements thereto (collectively, the “SEC Documents”). The SEC Documents were prepared in all material respects in accordance with the requirements of the U.S. Securities Act, the U.S. Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended and as the case may be, and the respective rules and regulations thereunder. The financial statements of the Parent included in such SEC Documents were true, correct and complete as of the dates of such financial statements. The SEC Documents did not, at the time they were or are filed, as the case may be, with the Securities and Exchange Commission (except to the extent that information contained in any SEC Document has been or is revised or superseded by a later filed SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.4(4), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Securities and Exchange Commission.

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4.5  General Matters.

(1)

Compliance with Charter Documents, Agreements and Laws. The execution, delivery and performance of this Agreement and the completion of the Purchase will not constitute or result in a violation of any Applicable Law or a violation or breach of or default under, or cause the acceleration of any obligations under:

(a)	any term or provision of any of the articles, by-laws or other charter documents of the Purchaser or the Parent;

(b)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction or lease to which the Purchaser or the Parent is a party or by which it is bound; or

(c)

any term or provision of any of the Authorizations, any order of any court or Governmental Authority or regulatory body or any Applicable Law of any jurisdiction in which the business of the Purchaser or the Parent is carried on;

which individually or in the aggregate would have a Material Adverse Effect on the Parent or the Purchaser.

(2)	Compliance with Applicable Laws. The Purchaser and the Parent are carrying on their businesses in compliance with all Applicable Laws.

(3)

Litigation. There are no material actions, suits or proceedings, judicial or administrative, grievances, judgments, arbitrations or other processes (or to the knowledge of the Purchaser or the Parent any investigations) (whether or not purportedly on behalf of the Purchaser or the Parent) pending or, to the best of the Purchaser’s or the Parent’s knowledge, threatened, by or against or affecting the Purchaser or the Parent or its respective business or affecting its assets, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has it settled any claim prior to being prosecuted in respect of thereof.

(4)

Broker’s or Finder’s Fees. Neither the Purchaser nor the Parent has engaged any broker or other agent in connection with the Agreement and the transactions contemplated hereby and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to act or have acted for the Purchaser or the Parent.

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SECTION 5

COVENANTS

5.1  Consents.

(1)

The Vendors will use their commercial best efforts to obtain or cause to be obtained prior to the Closing Date all consents, approvals and waivers that are required by the terms of the Leases and the material Contracts to which either of the Corporations or any of the Vendors is a party in order to complete the transactions contemplated hereby, as described in the Disclosure Schedules. Such consents, approvals and waivers shall be on terms acceptable to the Purchaser, acting reasonably.

(2)

The Vendors agree that they shall use their commercial best efforts to obtain the consent and approval of CIBC to the transaction contemplated by this Agreement as required by the Loan Agreement, by no later than the date which is thirty (30) days after the Closing Date. In the event CIBC fails to provide its consent and approval and accelerates payment of the loan contemplated by the Loan Agreement, Xie shall provide (or cause to be provided) a loan to Prime for the repayment of the loan contemplated by the Loan Agreement, which loan to Prime shall be on the same economic and payment terms as those in the Loan Agreement.

5.2  SEC Documents.

The Parent undertakes to use its commercially reasonable efforts to file and furnish all SEC Documents required to be filed and furnished with the Securities and Exchange Commission in connection with the Offering or otherwise until the completion of the Offering in accordance, in all material respects, with the requirements of the U.S. Securities Act, the U.S. Exchange Act, and the Sarbanes-Oxley Act of 2002, as amended, and the respective rules and regulations thereunder.

5.3  Adjustment in Number of Parent Consideration Shares.

The Purchaser agrees, upon the closing of the Offering (if applicable), to issue to the Vendors such number of additional shares of the exchangeable stock of the Purchaser so that the total number of shares of Consideration Stock and such additional number of shares of the exchangeable stock of the Purchaser owned by the Vendors immediately following the closing of the Offering shall collectively be exchangeable into an aggregate of twenty-five percent (25%) of the total issued and outstanding shares of common stock of the Parent immediately following the closing of the Offering.

The Parent agrees, upon the closing of the Offering (if applicable), to reserve for issuance to the Vendors such number of additional shares of the common stock of the Parent so that the total number of shares of Parent Consideration Stock and such additional number of shares of the common stock of Parent reserved for issuance to the Vendors in accordance with the terms of the Consideration Stock immediately following the closing of the Offering shall collectively be equal to an aggregate of twenty-five percent (25%) of the total issued and outstanding shares of common stock of the Parent immediately following the closing of the Offering.

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5.4  Delivery and Retention of Records.

The Vendors covenant and agree to deliver to the Purchaser all of the financial, accounting and corporate books and records of and relating to the Corporations and the Business on the Closing Date or such other date as the Purchaser may request. The Purchaser agrees that it will preserve such records so delivered to it for a period of six (6) years from the Closing Date, or for such longer period as is required by any Applicable Law, and will permit the Vendors or their authorized representatives reasonable access thereto for any proper purpose and without undue interference to the business operations of the Purchaser or the Corporations, but the Purchaser shall not be responsible or liable to the Vendors for or as a result of any accidental loss or destruction of or damage to any such records. The Purchaser shall have the right to have its respective representatives present during any such inspections.

5.5  Preparation of Tax Returns.

(1)

The Vendors undertake to prepare and timely file, and pay all Taxes with respect to, at the expense of the Vendors, all Tax Returns required to be filed by the Corporations after the Closing Date for taxable periods ending on or before the Closing Date.

(2)

The Purchaser undertakes to prepare and timely file, and pay all Taxes with respect to, at the expense of the Purchaser, all Tax Returns required to be filed by the Corporations after the Closing Date for taxable periods beginning on or after the Closing Date.

(3)

The Purchaser undertakes to prepare and timely file, and pay all Taxes with respect to, at the expense of the Purchaser, all Tax Returns required to be filed by the Corporations after the Closing Date for taxable periods beginning prior to the Closing Date and ending after the Closing Date; provided that the Vendors, jointly and severally, shall promptly reimburse Purchaser, in immediately available funds, for the portion of any such Tax paid by the Purchaser that is allocable to the taxable period prior to the Closing Date.

(4)

All Tax Returns required to be prepared by the Purchaser or the Vendors (the “Tax Preparer”) under Section 5.5(1) and (3) shall be true, correct and complete, shall be prepared in accordance with the past practices of each of the Corporations (in the immediately preceding tax period), and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Vendors or the Purchaser, respectively (the “Tax Reviewer”). None of the Corporations shall elect out of subsection 256(9) of the Tax Act (and other similar provisions under provincial law). Tax Returns shall be submitted to the Tax Reviewer at least forty-five (45) days prior to the final date upon which they are legally required to be filed, and all other returns shall be so submitted at least fifteen (15) days prior to the final date upon which they are legally required to be filed. The Tax Reviewer shall have the right to review and approve such filings, which approval shall not be unreasonably withheld. The Tax Reviewer must communicate to the Tax Preparer its approval of the Tax Returns, or the amendments thereto, within fifteen (15) days following receipt in case of income Tax Returns and five (5) days in the case of all other Tax Returns. Upon such approval, the Tax Preparer shall file the Tax Returns within the time period prescribed by the Tax Act and any other applicable legislation.

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5.6  Conduct of Business.

The Purchaser and the Vendors acknowledge and agree that the Parent and the Purchaser shall have the right to operate the Business and have the final decision on all aspects of operating the Business.

5.7  Completion of the Offering.

The Parent will use its best efforts to complete the Offering and the Listing as soon as possible but in any event no later than March 31, 2015.

5.8  Directors and Officers.

Upon the Closing, the Board of Directors of each of the Corporations shall consist of five (5) individuals, two individuals designated by the Vendors, who initially shall be Xie and John Martin, and three individual designated by the Parent, who initially shall be Dinghua Wang, Vickie Ho and Guohua Liang. In addition, upon the Closing, Dinghua Wang shall be appointed the Chairman and Chief Executive Officer of each of the Corporations and shall serve at the direction of the Board of Directors of each Corporation.

5.9  Cooperation with Offering and Listing.

Each Vendor hereby agrees that it shall promptly and timely cooperate and take all action and provide all information, documents and other items as may be requested by the Parent in connection with the consummation of the Offering and the Listing, including, without limitation, any and all information, documents and other items required in connection with the filing of a Current Report on Form 8-K by the Parent with the Securities and Exchange Commission to disclose the transactions contemplated herein (including audited financial statements of the Corporations), the filing of a Registration Statement on Form S-1 by the Parent with the Securities and Exchange Commission with respect to the Offering, and the listing application for the common stock of the Parent in connection with the Listing.

5.10  Registration Rights.

The Parent covenants that it shall use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission covering the resale of all of the shares of common stock of the Parent if and when such shares are issued to the Vendors upon conversion of the Consideration Stock following consummation of the Offering. This obligation shall terminate on the date (if any) that all of such shares of common stock may be resold without restriction or limitation pursuant to Rule 144 promulgated under the U.S. Securities Act.

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5.11  Covenant Not to Compete; Non-Solicitation; Confidentiality of Information.

To further ensure that the Parent and the Purchaser receive the expected benefits from acquiring the Purchased Shares, each Vendor hereby acknowledges and agrees as follows:

(1)

Non-competition. Each Vendor acknowledges and agrees that he or she or it possesses valuable Confidential Information and Trade Secrets of the Corporations and their Affiliates and exposure to key suppliers and regular customers of the Corporations and their Affiliates. Each Vendor therefore agrees that, for the Non-compete Period, such Vendor shall not, directly or indirectly, own, organize, consult with, be employed by, advise, be a spokesperson for, be a partner of or joint venturer with, be a director or managing member of, or otherwise assist or provide services to, any Competitor within the Restricted Area except to the extent that such Vendor is acting on behalf of the Corporations and/or their Affiliates or in furtherance of the Corporations’ and/or their Affiliates’ interests. Each Vendor further agrees that, during the Non-compete Period, such Vendor shall not, directly or indirectly, purchase any equity securities of any corporation or other business (other than as a shareholder or beneficial owner directly or indirectly owning five percent (5%) or less of the outstanding securities of a public company) which is a Competitor without the prior written consent of the Board of Directors of the Parent.

(2)

Non-solicitation of Employees. Each Vendor acknowledges and agrees that the Corporations have expended and will continue to expend significant time, effort and resources in the hiring, training and development of a workforce whose identities and abilities such Vendor would not know of or learn but for his or her or its relationship with the Corporations. Each Vendor therefore agrees that, during the Non-solicitation Period, such Vendor shall not, directly or indirectly: (a) solicit, or attempt to solicit, any employee of, or consultant to, the Corporations, the Parent, the Purchaser and/or their respective Affiliates to work for, contract with, become a partner with or otherwise be retained by any other person, company, firm, organization or other entity; (b) assist or advise any such other person, company, firm, organization or other entity in hiring, employing, retaining or soliciting such employees or consultants; or (c) encourage any such employee or consultant to be hired, employed, retained or solicited by any such other person, company, firm, organization or other entity.

(3)

Non-solicitation of Customers. Each Vendor acknowledges and agrees that he or she or it possesses valuable Confidential Information and Trade Secrets of the Corporations and their Affiliates and exposure to key customers of the Corporations and their Affiliates. Each Vendor therefore agrees that, during the Non-solicitation Period, such Vendor shall not, directly or indirectly, solicit any customers of the Corporations, the Parent, the Purchaser and/or their respective Affiliates to cause such customers to reduce or cease to do business with the Corporations, the Parent, the Purchaser and/or their respective Affiliates. Such Vendor further agrees that he or she or it shall not disparage the Corporations, the Parent, the Purchaser or their respective Subsidiaries, Affiliates, officers, directors and/or equity holders to any third parties, including without limitation, such customers.

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(4)

Non-solicitation of Suppliers and Service Providers. Each Vendor acknowledges and agrees that such Vendor has received valuable Confidential Information and Trade Secrets of the Corporations and their Affiliates with respect to their relationships with their suppliers and service providers and that such relationships and the right to purchase and distribute products from any such suppliers, or to acquire services from providers are limited by such suppliers and service providers and constitute valuable assets of the Corporations and their Affiliates. Each Vendor therefore agrees that, during the Non-solicitation Period, such Vendor shall not, directly or indirectly, solicit any suppliers or service providers to cause such suppliers or service providers to reduce or cease to do business with the Corporations, the Parent, the Purchaser and/or their respective Affiliates. Each Vendor further agrees that he shall not disparage the Corporations, the Parent, the Purchaser or their respective Subsidiaries, Affiliates, officers, directors and/or equity holders to any third parties, including without limitation, to such suppliers or service providers.

(5)

Restrictions on Use of Name. Each Vendor agrees that such Vendor shall not, directly or indirectly, use any name to promote a separate business that includes (a) the words “Prime” or “Nugale” or “E-World”, or any confusingly similar combination or variation of either, in any geographical area or (b) any other name that implies a connection or affiliation with the Corporations. The Parties acknowledge and agree that the covenants and restrictions contained in this Section 5.11(5) shall last indefinitely.

(6)

Confidentiality of Information. Each Vendor acknowledges and agrees that such Vendor has been exposed to the Corporations’ and their Affiliates’ Confidential Information and Trade Secrets. Each Vendor agrees to keep all Confidential Information and Trade Secrets strictly confidential at all times. Except as required by virtue of a subpoena or other court order applicable to such Vendor or as otherwise required by applicable law, each Vendor agrees not to make use or disclose any Confidential Information or Trade Secrets to any person, company, firm, organization or other entity, or encourage any such person, company, firm, organization or other entity to make use of Confidential Information or Trade Secrets. The Parties acknowledge and agree that the covenants and restrictions contained in this Section 5.11(6) shall last indefinitely.

(7)

Injunctive Relief. Each Vendor understands and agrees that any violation of this Section 5.11 may cause immediate and irreparable harm to the Corporations, the Parent, the Purchaser and their respective Affiliates, the exact extent of which may be difficult to ascertain, and that the remedies at law for any such violation may not adequately compensate such parties. Therefore, each Vendor agrees that, in addition to such other damages or remedies that may be available, each of the Corporations, the Parent, the Purchaser and their respective Affiliates shall be entitled to specific performance and/or immediate, preliminary and permanent injunctive relief for any violations of this Section 5.11 and for such purposes, the Corporations, the Parent, the Purchaser and their respective Affiliates, on the one hand, and each Vendor, on the other hand, irrevocably consent to the jurisdiction of (a) the United States District Court for the Central District of California and to the courts of the State of California, and/or (b) the Ontario Superior Court of Justice. Each Vendor waives any necessity for the posting of a bond.

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(8)

Section 56.4 Tax Election. The Purchaser agrees to elect in prescribed form (or in such other manner as is acceptable to the CRA) with each of the Vendors pursuant to paragraph 56.4(3)(c) of the Tax Act with respect to the portion of the Purchase Price that relates to the Non-Competition, Non-Solicitation and Confidential Information Agreement referred to in Section 6.1(6) which the Purchaser and each Vendor agree is the amount of ten dollars ($10.00) allocated to each Vendor in respect of such agreement. Each Vendor shall be responsible for the filing of such Vendor’s election in accordance with the Tax Act.

5.12  Litigation.

(1)

As applicable, any and all amounts that are or may become due and payable by the Corporations, including all costs and expenses (including, without limitation, attorneys’ fees and court costs), arising from or related to the actions, suits and proceedings set forth in Disclosure Schedule 3.12(3) shall be payable by Xie, at his sole expense, and Xie shall promptly pay such amounts to the Corporations upon such amounts becoming due and payable.

(2)

As applicable, any and all amounts that or may become receivable by the Corporations, including reimbursement of costs and expenses (including without limitation, attorneys’ fees and court costs), arising from or related to the actions, suits and proceedings set forth in Disclosure Schedule 3.12(3) shall be deemed to be the property of Xie and the Corporation shall promptly pay such amounts to Xie upon receipt thereof.

(3)

As applicable and with respect to this Section 5.12, the Corporations shall conduct and control, through counsel mutually agreed upon by the Corporations, on the one hand, and Xie, on the other hand, the settlement or defense or prosecution (as applicable) of the actions, suits and proceedings set forth in Disclosure Schedule 3.12(3), and the Corporations and Xie shall cooperate with each other in connection therewith; provided that any settlements entered into by the Corporations shall require the mutual agreement of the Corporations, on the one hand, and Xie, on the other hand.

5.13  Property Located at 40 Pullman Court.

(1)

If at any time during the term of the lease between Prime and 2379338 Ontario Inc. in respect of the premises at 40 Pullman Court, Scarborough, Ontario, (the “Pullman Court Premises”), as described in greater detail in Disclosure Schedule 3.9(3) (the “Pullman Court Lease”), or any extension or renewal thereof, 2379338 Ontario Inc. shall receive a bona fide offer from any Person in respect of a lease or purchase from 2379338 Ontario Inc. of its interest in the Pullman Court Premises (or any portion thereof), which offer is acceptable to 2379338 Ontario Inc., then Xie shall take all reasonable commercial steps to cause 2379338 Ontario Inc. to provide to the Purchaser a copy of the offer (or, if the offer shall not be in writing, to provide a summary of the principal terms and conditions of the offer) and to provide to the Purchaser a right to elect to enter into a lease or purchase, as the case may be, with or from 2379338 Ontario Inc. of its interest in the Pullman Court Premises (or any portion thereof, as the case may be), at the same rent or purchase price (as applicable), as contemplated by the offer and on other economic terms that are, in the aggregate, no less favorable to 2379338 Ontario Inc. than those set forth in the offer.

(2)

If during the term of the Pullman Court Lease or any extension or renewal thereof, 2379338 Ontario Inc. proposes to lease or sell the Pullman Court Premises (or any portion thereof), then Xie shall take all reasonable commercial steps to cause 2379338 Ontario Inc. to provide written notice to the Purchaser setting forth in full the proposed terms of the offer to lease or sell, and the Purchaser shall have the right to lease or purchase the Pullman Court Premises (or any portion thereof) upon reasonable terms to be negotiated in good faith.

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SECTION 6

CONDITIONS

6.1  Parent’s and Purchaser’s Conditions.

The obligations of the Parent and the Purchaser under this Agreement are subject to the conditions stated below which are for the exclusive benefit of the Parent and the Purchaser, and all or any of which may be waived only by the Parent or the Purchaser. The Vendors shall cause each of the conditions to be fulfilled or performed at or before the Closing Date. If any condition is not satisfied on or before the Closing Date, the Purchaser or the Parent may terminate this Agreement by Notice to the Vendors without prejudice to any other rights or remedies of the Purchaser or the Parent.

(1)

All appropriate action of the directors, shareholders and officers of each of the Corporations shall have been taken and all requisite consents, approvals and resignations shall have been obtained to transfer the Purchased Shares to the Purchaser.

(2)	The Corporations and the Vendors shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date.

(3)

Any third party (excluding the Purchaser’s directors, shareholders or Affiliates) approval, consent, ruling, exemption or authorization that may be necessary in respect of the transactions contemplated hereby shall have been received and shall be on terms reasonably acceptable to the Purchaser, and including any regulatory approvals required in connection with the Purchase.

(4)

All of the representations and warranties of the Corporations and the Vendors contained in this Agreement and in any agreement, certificate or other writing delivered by the Corporations or the Vendors pursuant hereto, shall: (a) be true, correct and complete at and as of the date of this Agreement, or (b) if otherwise specified, when made or when deemed to have been made, in the case of (a) and (b) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(5)

The Purchaser shall have received from the Vendors certificates representing the Purchased Shares, duly endorsed in blank by the applicable Vendors, or accompanied by stock powers duly executed in blank by the applicable Vendors, with all necessary transfer Tax and other revenue stamps, acquired at each such Vendor’s expense, affixed.

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(6)

Xie shall have entered into an Employment Agreement and a Non-Competition, Non-Solicitation and Confidential Information Agreement with Prime in substantially the forms attached hereto as Exhibit 6.1(6).

(7)

The Corporations shall have delivered to the Purchaser certificates of good standing dated not more than five Business Days prior to the Closing Date with respect to each of the Corporations issued by the Ministry of Government Services of the Province of Ontario with respect to Prime and Nugale, and issued by the Secretary of State of the State of New Jersey with respect to Prime New Jersey, and for each state or province in which a Corporation is qualified to conduct business as a foreign entity.

(8)

The Corporations and the Vendors shall have entered into one or more subordination, assignment and postponement and/or inter-creditor agreements in respect of the Corporations’ credit facilities, the GSA and the Share Pledge, in form and substance satisfactory to the Purchaser, acting reasonably.

6.2  Vendors’ Conditions.

The obligations of the Vendors under the Agreement are subject to the conditions stated below which are for the exclusive benefit of the Vendors and all or any of which may only be waived by him. The Purchaser shall cause each of the conditions to be fulfilled or performed on or before the Closing Date. If any condition is not satisfied on or before the Closing Date, the Vendors may terminate this Agreement by Notice to the Purchaser without prejudice to any other rights or remedies of the Vendors.

(1)	Corporate Action. All appropriate action of the directors, officers, partners, shareholders and Affiliates of the Purchaser and the Parent shall have been taken.

(2)

Approvals, Consents, etc. Any third party (excluding the directors, shareholders and Affiliates of either of the Corporations) approval, consent, ruling, exemption or authorization that may be necessary in respect of the transactions contemplated hereby shall have been received and shall be on terms reasonably acceptable to the Vendors, and including any regulatory approvals required in connection with the Purchase.

(3)	Security. The requirements of Section 2.2(2), which are required to be satisfied on or prior to the Closing Date, shall have been satisfied.

SECTION 7

SURVIVAL AND INDEMNITY

7.1  Survival.

The representations, warranties and covenants contained in this Agreement or in any document delivered hereunder shall survive the closing of the transaction contemplated by this Agreement to the extent permitted under Applicable Laws, provided that:

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(a)	the representations and warranties of the Vendors relating to any Tax liability shall terminate upon the date which is ninety (90) days after the expiration of the Normal Reassessment Period;

(b)

the representations and warranties contained in Section 3.11(5) shall terminate upon the date which is ninety (90) days after the expiration of the applicable statute of limitations with respect thereto (including any extensions and waivers thereof);

(c)	the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.6(1), (2), (5), 3.7(1) and (2), 3.12(1), 4.1, 4.2, 4.3(1), (2) and (4), 4.4(1) and 4.5(1) shall not terminate; and

(d)	all other representations, warranties and obligations shall terminate on the second anniversary of the Closing Date.

7.2  Indemnification in Favor of the Purchaser and the Parent.

Subject to Section 7.5, the Vendors and the Corporations (to the extent there is a Promissory Note Default), jointly and severally, agree to indemnify the Purchaser and the Parent and their respective shareholders, directors, officers, employees, agents, Affiliates and representatives from any Claim or Loss suffered by, imposed upon or asserted against either of the Purchaser or the Parent or any of their respective shareholders, directors, officers, employees, agents, Affiliates and representatives as a result of, in respect of, connected with or arising out of, under or pursuant to:

(a)	any failure of the Vendors or the Corporations to perform or fulfill any covenant of the Vendors or the Corporations under this Agreement;

(b)	subject to the limitations set forth in Section 7.1 hereof, any breach, default or inaccuracy of any representation or warranty contained in this Agreement;

(c)	all liabilities of, and amounts payable by, the Corporations pursuant to Section 5.12(1); and

(d)	all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to, arising from or in respect of the foregoing,

provided that to the extent that any indemnified Person actually receives payment (which for greater certainty does not require any such Person to make a claim for any such payment) under: (i) any other agreement pursuant to which such Person is entitled to an indemnity relating to the same Claim or Loss, and (ii) under any insurance policies, such indemnified Person shall not be entitled to claim under this Agreement for the amount of such payment actually received. Any payments by any Vendor pursuant to this Section 7.2 will be treated as an adjustment to the Purchase Price.

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7.3  Indemnification in Favor of the Vendors.

Subject to Section 7.5, the Purchaser and the Parent, jointly and severally, shall indemnify the Vendors, the Corporations (to the extent there is a Promissory Note Default) and their respective employees, agents, Affiliates and representatives from any Claim or Loss suffered by, imposed upon or asserted against any of the Vendors or the Corporations or any of their respective employees, agents and representatives as a result of, in respect of, connected with or arising out of, under or pursuant to:

(a)	any failure by the Purchaser or the Parent to perform and fulfill any covenant of the Purchaser or the Parent under this Agreement;

(b)	subject to the limitations set forth in Section 7.1 hereof, any breach or inaccuracy of any representation or warranty given by the Purchaser or the Parent contained in this Agreement;

(c)	all amounts receivable by the Corporations pursuant to Section 5.12(2); and

(d)	all costs and expenses including, without limitation, legal fees on a solicitor and client basis, incidental to, arising from or in respect of the foregoing,

provided that to the extent that any indemnified party actually receives payment (which for greater certainty does not require any such Person to make a claim for any such payment) under: (i) any other agreement pursuant to which such Person is entitled to an indemnity relating to the same Claim or Loss, and (ii) under any insurance policies, such indemnified party shall not be entitled to claim under this Agreement for the amount of such payment actually received.

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7.4  Indemnification Proceedings

(1)

Any Party seeking indemnification under this Section 7.4 (the “Indemnified Party”) shall promptly notify the Person against whom a Claim for indemnification is sought hereunder (the “Indemnifying Party”) in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the Claim. The omission to notify will not relieve the Indemnifying Party from any obligation to indemnify unless the notification occurs after the expiration of the survival periods set forth in Section 7.1 or (and only to the extent that) the omission to notify materially prejudices the ability of the indemnifying party to exercise its right to defend set forth herein. If a Claim by a third party is made against an Indemnified Party, and if the Indemnified Party intends to seek indemnity with respect thereto under this Section 7.4, the Indemnified Party shall promptly (and in any case within thirty (30) days of such Claim being made) notify the Indemnifying Party of such with reasonable particulars. The Indemnifying Party shall have thirty (30) days after receipt of such notice to notify the Indemnified Party that it acknowledges its obligation to indemnify hereunder with respect to such Claim and to undertake, conduct and control, through counsel of its own choosing that is acceptable to the Indemnified Party, acting reasonably, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; except that with respect to settlements entered into by the Indemnifying Party (a) the consent of the Indemnified Party shall be required if the settlement provides for equitable relief against the Indemnified Party or requires any relief (including acknowledgements, admissions or waivers) other than the payment of money for which the Indemnified Party is entitled to full indemnification hereunder, which consent shall not be unreasonably withheld or delayed; and (b) the Indemnifying Party shall obtain a full and final unconditional release of the Indemnified Party from the claimant, on terms satisfactory to the Indemnified Party, acting reasonably. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such Claim, (a) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party; and (b) the Indemnifying Party shall promptly reimburse the Indemnified Party for the full amount of any loss resulting from any Claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the Indemnified Party. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such Claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party. The Indemnified Party shall not pay or settle any Claim so long as the Indemnifying Party is reasonably contesting any such Claim in good faith on a timely basis, failing which the Indemnified Party shall be entitled to defend, compromise and settle any such Claim for the account, and at the risk and cost and expense, of the Indemnifying Party, provided that the Indemnified Party may not assume the defense of such Claim unless it gives the Indemnifying Party written demand to diligently pursue the defense and the Indemnifying Party fails to do so within fourteen (14) days after receipt of the demand, or such shorter period as may be required to respond to any deadline imposed by a court, arbitrator or other tribunal.

(2)

With respect to third party Claims, if the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of a Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right, but not the obligation, to contest, settle or compromise the Claim in the exercise of its reasonable judgment at the expense of the Indemnifying Party, provided that any such settlement or compromise shall be subject to the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld.

(3)

In the event of any Claim by a third party against an Indemnified Party, the defense of which is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use reasonable commercial efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and in defending any such Claims; provided that the Indemnifying Party shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Party hereunder, which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the Indemnifying Party and which expenses shall not exceed the actual cost to the Indemnified Party associated with such employees.

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(4)

With respect to third party Claims, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any Claim and shall otherwise reasonably cooperate on a timely basis with the indemnifying party in the defense of such Claim.

(5)

With respect to any reassessment for income, corporate, sales, excise, or other tax or other Liability enforceable by Encumbrance against the property of the Indemnified Party, the Indemnifying Party’s right to so contest shall only apply after such payment of such reassessment or the provision of such security as is necessary to avoid an Encumbrance being placed on the property of the Indemnified Party.

7.5  Limitations

Subject to the terms and conditions set forth in this Section 7.5, the total maximum liability of each Party under this Agreement shall be limited to the Purchase Price. The obligations of indemnification set out in Sections 7.2 and 7.3 shall not be applicable unless and until any Claims made thereunder, in the aggregate, exceed $50,000, following which all Claims (from the first $1) shall be recoverable as provided in this Agreement. No Party may make a Claim for Losses for a breach of a representation or warranty after the expiry of the applicable time period in Section 7.1. The foregoing maximum liability and threshold shall not apply to: (a) any fraudulent act or fraudulent misrepresentation of a Party with respect to any representation or warranty given by such Party; (b) any intentional breach by such Party of any covenant or obligation under this Agreement; (c) any breach of the representations, warranties or agreements contained in Sections 3.1, 3.8(2)(b), 3.8(8), 3.12(2)(a) or (3); and/or (d) the fraud or willful misconduct of such Party, and such Party shall be liable for all Claims and Losses with respect to such matters.

SECTION 8

RELEASE AND APPOINTMENT

8.1  Release

In consideration of the payment of the Purchase Price to the Vendors effective as of the Closing Date, each of the Vendors hereby releases and discharges the Corporations, Purchaser, Parent, and each of their respective Affiliates, shareholders, officers, directors, employees, agents and attorneys, from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which they or either of them may now or hereafter have against any such Persons by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done prior to the Closing Date.

Each of the Vendors hereby acknowledges and represents that such Vendor has been advised by his, her or its attorney of record, and is familiar with, Section 1542 of the Civil Code of the State of California, which presently provides as follows:

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“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each of the Vendors hereby waives and relinquishes any and all rights and benefits under Section 1542 of the Civil Code of the State of California, or any other similar and applicable foreign or domestic statute, as now worded and as it may from time to time hereafter be amended.

8.2  Appointment of Xie as Vendors’ Representative

By the execution and delivery of this Agreement, each of the Vendors hereby irrevocably constitutes and appoints Xie (and by his execution of this Agreement, Xie hereby accepts his appointment) as the true and lawful agent and attorney-in-fact of the Vendors to act in the name, place and stead of the Vendors in connection with the transactions contemplated by this Agreement, in accordance with the terms and provisions of this Agreement, and to act on behalf of the Vendors in any litigation or arbitration involving this Agreement or any other document to be executed and delivered in connection with this Agreement, to do or refrain from doing all such further acts and things, and to execute all such documents as Xie shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement or any other document to be executed and delivered in connection with this Agreement, including, without limitation, the power:

(a)	to act for the Vendors with regard to matters pertaining to adjustments to, and payments of, the Purchase Price;

(b)	to act for the Vendors in connection with the issuance of press releases, if any;

(c)

to act for the Vendors with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the Vendors and to transact matters of litigation;

(d)

to execute and deliver all waivers, ancillary agreements, membership interest powers, certificates and documents that Xie deems necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement;

(e)	to receive funds for the payment of the Purchase Price and Deposit and apply such funds in accordance with the terms of this Agreement;

(f)

to do or refrain from doing any further act or deed on behalf of the Vendors that Xie deems necessary or appropriate in his sole discretion relating to the subject matter of this Agreement as fully and completely as the Vendors could do if personally present; and

(g)	to receive service of process in connection with any claims under this Agreement.

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Purchaser, the Corporations (after the Closing) and any other Person may conclusively and absolutely rely, without inquiry, upon any action of Xie in all matters referred to herein. The Vendors hereby confirm all that Xie shall do or cause to be done by virtue of his appointment as the representative of the Vendors. Xie shall act for the Vendors on all of the matters set forth in this Agreement in the manner Xie believes to be in the best interest of the Vendors and consistent with the obligations under this Agreement, but Xie shall not be responsible to the Vendors for any loss or damages the Members may suffer by the performance of his duties under this Agreement, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties under this Agreement.

SECTION 9

CLOSING

9.1  Closing

Subject to the satisfaction of the conditions set out in Section 6, the closing of the Purchase shall take place on the Closing Date. On the day prior to the Closing Date, at the offices of Purchaser’s Counsel, the Vendors shall deliver to the Purchaser certificates for the Purchased Shares duly endorsed in blank for transfer (or other sufficient evidence of transfer) together with reasonable evidence of the due compliance by the Vendors with all of the conditions contained in Section 6.1 and such other documents as Purchaser’s Counsel may consider necessary or appropriate, and the Purchaser shall pay the Purchase Price as contemplated in this Agreement and deliver reasonable evidence of the due compliance by the Purchaser with all of the conditions contained in Section 6.2 and such other documents as Vendors’ Counsel may consider necessary or appropriate. All documents and the Purchase Price shall be held in escrow until each of Purchaser’s Counsel and Vendors’ Counsel agree that all documents are in order and may be released from escrow.

SECTION 10

MISCELLANEOUS

10.1  Further Assurances

Each Party shall from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to the provisions of this Agreement and to complete the Purchase as contemplated herein.

10.2  No Disclosure

Except as otherwise provided herein or as required by law, prior to completion of the Purchase on the Closing Date, no disclosure with respect to the transactions contemplated by this Agreement shall be made by any Party to suppliers, customers or employees of either of the Corporations or others without the prior approval of each of the Purchaser and the Vendors (such approval not to be unreasonably withheld).

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10.3  Expenses

Each Party shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated in this Agreement, except as otherwise provided in this Agreement.

10.4  Adjustment to Stated Capital

Each of the Purchaser and the Parent acknowledge and agree that the stated capital of the securities of each of Prime and Nugale may be increased prior to the Closing Date in accordance with the provisions of subsection 24(3) of the Business Corporations Act (Ontario). The Vendors represent, warrant and covenant that any such increase in the stated capital shall not in any way negatively impact either the Purchaser or the Parent or cause either such party to incur any liability.

10.5  Notice

Unless otherwise specified, each Notice to a Party must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by confirmed facsimile or e-mail transmission to the Party as follows:

If to the Vendors, to:

Guo Yin (Wynn) Xie

41 Pullman Court

Scarborough, ON M1W 1E4

Fax No.: 416-298-7275

E-mail: wx@primenutrisource.com

Copy to Vendors’ Counsel (but not as notice):

Wildeboer Dellelce LLP

Wildeboer Dellelce Place

365 Bay St., Suite 800

Toronto, ON M5H 2V1

Attention: Peter Simeon

Fax No.: 416-361-1790

E-mail: psimeon@wildlaw.ca

If to the Purchaser, to:

E-World USA Holding Inc.

9550 Flair Dr., Suite 308

El Monte, CA 91731

United States

Attention: Ding Hua Wang

Fax No.: 626-448-2163

E-mail: info@usaeworld.com

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Copy to Purchaser’s Counsel (but not as notice):

Loeb & Loeb LLP

10100 Santa Monica Blvd., Ste. 2200

Los Angeles, CA 90067

Attention: Christopher J. Kelly

Fax No.: 310-919-3974

E-mail: ckelly@loeb.com

or to any other address, facsimile number or Person that the Party designates. Any Notice, if delivered personally or by an internationally recognized courier, will be deemed to have been given when actually received, if transmitted by facsimile or e-mail before 4:00 p.m. on a Business Day applicable to the recipient, will be deemed to have been given on that Business Day, and if transmitted by facsimile or e-mail after 4:00 p.m. on a Business Day, will be deemed to have been given on the Business Day after the date of the transmission.

10.6  Time

Time shall be of the essence of this Agreement.

10.7  Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein, without regard to any conflict of laws principles thereof.

10.8  Entire Agreement

This Agreement and the attached Exhibits and Disclosure Schedules constitute the entire agreement between the Parties with respect to the subject matter and supersede all prior negotiations and understandings. No provision may be amended or waived except in writing signed by all Parties.

10.9  Severability

Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable.

10.10  Assignment and Inurement

Except as expressly provided in this Agreement, no Party may assign this Agreement without the prior written consent of the other Parties, such consent not to be unreasonably withheld. This Agreement inures to the benefit of and binds the Parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. For greater certainty, any assignor of this Agreement shall continue to be bound by its terms.

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10.11  Counterparts and Electronic Transmission

This Agreement and any amendment, supplement, restatement or termination of any provision of this Agreement may be executed and delivered in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument. A Party’s transmission by facsimile, e-mail or other electronic transmission of a copy of this Agreement duly executed by that Party shall constitute effective delivery by that Party of an executed copy of this Agreement to the Party receiving the transmission. A Party that has delivered this Agreement by facsimile, e-mail or other electronic transmission shall forthwith deliver an originally executed copy to the other Party or Parties.

10.12  Arbitration.

The Parties shall promptly submit any disputed matter (“Disputed Matter”) arising hereunder or any other agreement contemplated hereby, including the construction, interpretation, or validity of any provision hereof (including this Section 10.12) or performance thereof, or any other matter relating hereto or thereto arising in connection herewith or therewith or any alleged breach hereof or thereof, whether based upon tort, contract, equity, common law, statute, or otherwise, to arbitration administered by JAMS in Los Angeles, California, pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the arbitration award may be entered in any court having jurisdiction. The arbitrator shall determine which party is the prevailing party, and, in addition to any other relief to which the prevailing party in any arbitration hereunder may be entitled, unless the arbitrator shall determine otherwise for reasons set forth in the arbitrator’s decision, the non-prevailing party shall bear the costs of the arbitration, and the prevailing party’s attorneys’ fees and expenses. The determination of the arbitrator shall be final and binding on all of the Parties and each Party agrees that it shall not contest such determination.

[The remainder of this page is intentionally left blank.]

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In witness whereof, the Parties have executed this Agreement as of the date first above written.

E-WORLD USA HOLDING, INC.

Per:   /s/ Dinghua Wang

Name: Dinghua Wang

Title:   Chief Executive Officer

E-WORLD CANADA HOLDING, INC.

Per:   /s/ Dinghua Wang

Name: Dinghua Wang

Title:   President

PRIME NUTRISOURCE INC.

Per:   /s/ Guo Yin Xie

Name: Guo Yin (Wynn) Xie

Title:   President, Secretary and Treasurer

NUGALE PHARMACEUTICAL INC.

Per:   /s/ Guo Yin Xie

Name:  Guo Yin (Wynn) Xie

Title:  President, Secretary and Treasurer

PRIME NUTRISOURCE INC.

Per:   /s/ Guo Yin Xie

Name: Guo Yin (Wynn) Xie

Title:   President, Secretary and Treasurer

2434689 ONTARIO INC.

Per:   /s/ Guo Yin Xie

Name: Guo Yin (Wynn) Xie

Title:   President, Secretary and Treasurer

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2434691 ONTARIO INC.

Per:   /s/ Guo Yin Xie

Name: Guo Yin (Wynn) Xie

Title:   President, Secretary and Treasurer

2434694 ONTARIO INC.

Per:   /s/ Guo Yin Xie

Name: Guo Yin (Wynn) Xie

Title:   President, Secretary and Treasurer

/s/ Guo Yin Xie
Witness
Name:	Name: Guo Yin (Wynn) Xie

/s/ Jian Long
Witness
Name:	Name: Jian Long

/s/ Hong Shu Zhu
Witness
Name:	Name: Hong Shu Zhu

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